SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 13, 2007 (June 7, 2007)

Hemcure, Inc.

(Exact name of registrant as specified in Charter)

Nevada	000-51543	20-5573204
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

11839 East Smith Avenue
Santa Fe Springs, California 90670
(Address of Principal Executive Offices)

(562) 447-1780
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[ ] Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13(e)-4(c))

This Form 8-K and other reports filed by Hemcure, Inc. from time to time with the Securities and Exchange Commission (the “Commission”) (collectively the “Filings”) contain forward looking statements and information that are based upon beliefs of, and information currently available to, our management as well as estimates and assumptions made by our management. When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative if these terms and similar expressions as they relate to us or our management identify forward looking statements. Such statements reflect our current view with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to our industry, operations and results of operations and any businesses that we may acquired. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The following discussion provides only a brief description of the documents described below. The discussion is qualified in its entirety by the full text of the agreements, which are attached as exhibits to this Current Report.

On June 7, 2007, AuraSound, Inc. (“AuraSound”) and its shareholders, on the one hand, and Hemcure, Inc., Bartly J. Loethen and Synergy Business Consulting LLC acting as indemnitors, on the other hand, entered into an Amended and Restated Agreement and Plan of Share Exchange (referred to in this Current Report as the “Agreement”) pursuant to which Hemcure, Inc. acquired all of the issued and outstanding shares of AuraSound, Inc. In exchange, Hemcure, Inc. issued to the shareholders of AuraSound, Inc. one share of $0.01 par value common stock for every share of AuraSound, Inc. common stock acquired. This transaction is referred to as the “Merger” in this Current Report. The Agreement amends and restates in its entirety the Agreement and Plan of Share Exchange attached as an Exhibit to the Current Report of Hemcure, Inc. filed with the Commission on February 23, 2007. Following the Merger, the former shareholders of AuraSound, Inc. own approximately 24.2% of the issued and outstanding common stock of Hemcure, Inc.

Pursuant to the Agreement, Hemcure, Inc. is obligated to issue to the placement agent for the Offering a warrant to purchase 245,000 shares of common stock at an exercise price of $0.80 per share, and is obligated to issue to certain bridge lenders of AuraSound, Inc. warrants to purchase an aggregate of 3,200,000 shares of our common stock at an exercise price of $1.00 per share. These warrants will be in form and substance reasonably acceptable to the Company and as prescribed by the applicable bridge financing documents of AuraSound, but such warrant forms have not yet been prepared.

As a condition to the completion of the Merger, Hemcure, Inc. was required to, among other things, raise a minimum amount of $10,000,000 and a maximum amount of $12,000,000 from the sale of up to 12,000,000 “Investment Units,” at the price of $1.00 per Investment Unit. Hemcure, Inc. reserved the right, in its sole discretion, to accept subscription agreements totaling more than $12,000,000. Each Investment Unit is comprised of (i) one common share and (ii) one five year non-callable warrant to purchase one common share, at an exercise price of $1.50 per share (an “Investor Warrant”). The Investor Warrant has a term of five years. In addition, each investor in the Offering that purchased at least $3,000,000 of Investment Units will receive the option, for a period of twelve months from the closing date of the Merger, to purchase additional Investment Units up to 50% of the dollar amount invested by such investor in the Offering at a price of $1.35 per Investment Unit, provided that the additional Investor Warrants included in such additional Investment Units will not be subject to cashless exercise (the “Additional Investment Option”).

Hemcure, Inc. was required, as a condition of the Merger, to procure the resignation of Hemcure, Inc.’s sole officer and director, Bartley J. Loethen. As of the date of the initial closing of the Offering on June 7, 2007 Hemcure, Inc. had raised gross proceeds totaling $12,722,500 and obtained the required resignation of Mr. Loethen, provided, however, that Mr. Loethen’s resignation as sole director is subject to Hemcure’s Inc.’s compliance with Rule 14f-1 of the Exchange Act. The names and biographies of Hemcure Inc.’s new officers and director designees are set forth in Item 2.01 of this Current Report. The Merger was completed on June 7, 2007.

Although the Investment Units were being offered in reliance upon the availability of an exemption from the registration provisions of the Securities Act and applicable state securities laws for transactions not involving a public offering by an issuer, Hemcure is required pursuant to the terms of the form of Subscription Agreement attached to this Current Report as an exhibit to use reasonable best efforts to file with the SEC, pursuant to Rule 415(a)(1) of the Securities Act (“Rule 415”), within 60 days following the closing date of the Merger, a registration statement covering (i) the resale by investors of all the shares of Hemcure’s common stock purchased in the Offering and the shares of common stock issuable upon exercise of the Investor Warrants (but not any of the shares of common stock underlying the additional Investment Units issuable in connection with the Additional Investment Option), (ii) 3,200,000 shares of common stock issuable upon exercise of warrants issued to certain bridge lenders of AuraSound, (iii) 1,048,805 shares of common stock held by Next Stage Investments, Inc., an affiliate of the placement agent for the Offering and the majority shareholder of Hemcure prior to the Merger, and (iii) 800,000 shares of common stock held by Synergy Business Consulting, LLC, an entity controlled by Bartley J. Loethen that is the former majority shareholder of Hemcure(the “Registration Statement”).

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

Because the business operations of AuraSound became the sole business operations of Hemcure upon the consummation of the Merger, unless the context indicates otherwise, the words “we,” “us” “our” or the “Company” refer to AuraSound before the closing of the Merger or to Hemcure and AuraSound as a combined company after the closing of the Merger.

Description of business

General

Founded in 1987, AuraSound develops, manufactures and markets premium audio products. AuraSound specializes in the production of high sound pressure level (“SPL”), bass-rich, low distortion sound from compact acoustic transducers (speakers). AuraSound has invested in the development of innovative audio technologies for use in ultra high end home and professional audio products. We recently expanded our product line to the micro-audio market. Specifically, AuraSound has developed and is currently marketing undersized speakers that will deliver sound quality to devices such as laptops, flat-panel televisions and displays and mobile phones that we believe is far superior to the currently sound quality found in these devices. We have commitments to deliver or we are currently delivering our micro-audio products to electronics industry leaders such as Quanta, Compal, NEC, Toshiba, Amtran, Epson and Acer. We are based in Santa Fe Springs, California.

Historically, we have provided our products to the ultra high end home and professional audio markets. Our products for this market start at $100 and reach upwards of $1,000. Until recently, the extremely low annual unit sales volumes that characterize the high end home and professional audio markets limited our ability to accelerate our growth. However, we believe that the following recent developments have created an opportunity for more rapid expansion.

After completing the development and commercialization of our micro-audio product line, we began the process of testing and validating these products with major electronics manufacturers. In the first quarter of 2006, following an extensive evaluation process, NEC was the first major manufacturer to use our micro-audio technology to differentiate its laptop computers from competitors. NEC notified its OEM manufacturer, Quanta, a leading manufacturer of laptop computers, that it would like to incorporate our speakers into NEC’s laptops. Since then, Quanta has decided to incorporate our micro-speaker technology into other laptop computers in order to reduce weight and improve sound quality. In the second quarter of 2006 NEC expanded the use of NRT to its desktop computers and monitors.

Following the decisions of NEC and Quanta to incorporate our micro-speaker technology into their products, we began aggressively targeting additional large electronics manufacturers. As a result of these efforts, several leading electronics manufacturers including Compal, Toshiba, Amtran, Epson and Acer have made the decision to incorporate our technology into their products. We now have a significant backlog of orders which we have begun to produce and deliver.

Our goal is to continue to rapidly expand our sales pipeline by expanding our customer base to include additional OEM electronics manufacturers in existing product categories, expanding our product line to include micro-audio products designed for additional applications such as mobile phones and PDAs and incorporating our micro-technology into a larger number of models and products with existing OEM customers.

Technology

Neo-Radial Technology (NRT)

We have developed an unconventional audio technology that creates unsurpassed efficiency and performance. We believe our neo-radial technology provides us with a significant competitive advantage over those in our industry who use traditional speaker designs.

In a traditional speaker design, a speaker’s voicecoil moves up and down in a piston like manner as a result of motion generated by opposing magnetic fields created when positive and negative electric charges are administered to the magnets in a speaker. The up and down motion of the voicecoil vibrates the diaphragm, which then creates sound waves by vibrating the surrounding air.

The voice coil length, magnet design and the quality of the material in the speaker influence the quality of the sound that is produced. Speaker quality is generally assessed based on four criteria:

1.	Sound pressure level (SPL) - measure of pressure of a noise (volume)

2.	Excursion - the linear movement range of a speaker

3.	Frequency range - the range from the lowest note to the highest note that a speaker can reproduce

4.	Distortion - the presence of unwanted noise that was not present in the original sound signal

As a result of the inherent limitations of conventional speaker design, the performance of a conventional speaker in one performance category often must be compromised in order to generate the desired level of performance in another category. For example, when SPL is maximized, a conventional speaker will create significant distortion and will be unable to create adequate amounts of bass. Likewise, when a conventional speaker is designed to minimize distortion and increase bass performance, SPL and high frequency performance will suffer. Our NRT overcomes such limitations through the use of our propriety magnetic technology and design.

As illustrated below, the NRT design utilizes an “underhung” voice coil configuration in which the voice coil is always located within the magnetic field. This creates less distortion, less power compression, superior bass performance and greater acoustical output. Additionally, the NRT system utilizes a neodymium magnet, as opposed to a ceramic magnet typically used in conventional speakers. The neodymium magnet is much more powerful than ceramic magnets, allowing for a significantly smaller and lighter magnet to be utilized, which contributes to the compact design of the NRT system. In addition to significantly improved audio performance, the NRT design eliminates stray magnetic flux that can create significant interference issues in a variety of electronics applications and has improved cooling and venting characteristic, greatly improving product integration abilities.

Conventional Speaker Design
Voice coil and magnetic design compromise performance and create stray flux

AuraSound NRT Speaker Design
Light weight magnet, smaller voice coil and “underhung” design increase quality and performance while preventing stray flux

Whisper Technology

AuraSound’s Whisper technology is a specialized application of the NRT transducer design to small, high power drivers. The technology is fully scaleable from speakers smaller than 1” to larger 3”, 200W drivers and was designed to specifically address the severe performance limitations of conventional micro-audio products.

Similar to larger speakers that are made using standard designs, conventionally designed small speakers are subject to an innate set of performance limitations. For example, as a speaker’s size decreases it becomes increasingly difficult to allow the necessary amounts of speaker excursion to provide adequate low frequency response. Likewise, when conventional designs incorporate adequate excursion capabilities to allow for increased low frequency response, high frequency response will decrease significantly. In addition to these issues, conventionally designed small speakers typically have very limited power handling capability, thereby limiting the volume of sound they are able to reproduce. The result of these limitations is a quiet speaker that reproduces sound in a limited frequency range.

Conventionally designed small speakers also suffer from severe integration issues as a result of poor venting abilities. As a speaker moves in and out in a piston-like motion air is pushed forward, creating sound, and subsequently pushed backward as the speaker retracts. Traditional designs have the magnets located behind the voice coil, trapping the air under the diaphragm and thus requiring the air to be vented or pushed out of the sides of the driver. In small speakers and extremely compact integration scenarios (e.g. a laptop or cell phone) this air becomes trapped and inadvertently vibrates the speaker cone, causing significant distortion and requiring that the area around the speaker be left open, thus limiting the compactness of the design.

AuraSound’s patented Whisper driver addresses the issues that plague traditional small speaker designs by utilizing an NRT-like design with the following features:

Extended Low Frequency Response - Whisper drivers create more bass by utilizing a high excursion design due to a short voice coil in a long magnetic gap (underhung magnet structure) and large suspension elements to allow movement.

Extended High Frequency Response - Whisper drivers provide extended high frequency response by minimizing moving mass and driver inductance by utilizing a short voice coil.

Higher Power Handling and SPL - Whisper drivers maximize power handling and SPL by utilizing a long excursion, larger diameter, underhung voice coil, providing a maximum level of excursion and good thermal dissipation to eliminate heat and allow more power input.

Easy Product Integration and Low Resonance Frequency - Whisper drivers utilize an innovative rear venting design which eliminates trapped air and allows for increased SPL with minimal distortion and does not require the area around the driver to be kept open.

AuraSound Whisper Speaker Design

Products

Whisper Micro-Audio Products

We provide standardized and custom developed micro-audio speakers ranging in size from less than 1” to 3”. Our Whisper speakers can be easily integrated into various products that require compact and light, high performance speakers. We believe that our Whisper products have a significant competitive advantage over other micro speakers that are based upon conventional design parameters. We believe that our micro OEM speakers are not only lighter and more compact than any other loudspeaker currently available in their class, but that they are also more powerful and provide significantly improved frequency response at the same price point as competitive technologies. In addition, we believe that our Whisper products provide significant advantages for integration in electronics products relative to competing products as a result of their favorable venting characteristics and natural ability to minimize electronic interference that results from stray magnetic flux.

Speaker Component Products

We provide standardized and custom design drivers based upon NRT technology to leading ultra-high end home audio manufacturers including such notable names as McIntosh and MDesign. We believe that our component loudspeaker transducers are considered by many audio enthusiasts and specialty loudspeaker manufacturers to be the best available. We produce components ranging from less than 1” to 18” and 800 Watts. From the miniature NSW1Cougar to the enormous NS18 woofer to the low profile NSFB woofer, all feature our patented NRT magnet structure for maximum fidelity with life-like dynamics and minimal distortion.

Home and Pro Audio Products

We believe that our home audio systems are elegantly designed and provide a dynamic acoustic experience. The home audio line features three series, the Whisper Ensemble, the Baby Grand and the Concert Series, all of which utilize the NRT and/or Whisper platforms. The Whisper Ensemble is an ultra compact home theater system that maintains the quality and performance of a larger speaker system. The Baby Grand is the mid sized system and has excellent bandwidth, powerful dynamics and precise stereo imaging. The Concert Series is the largest system, providing the greatest range, lowest distortion and most bass while maintaining the same accurate spatial sound field and focused coverage of the other systems. All three of the systems have a sophisticated style with the cabinets having a beautiful black or white high-gloss lacquer finish. Additionally, the grills are held in place magnetically allowing the consumer the choice of displaying the system with or without the grill.

Our Pro Audio products are an extension of our component business and consist primarily of the NRT 18-8 Subwoofer. The NRT 18-8 18" is an 800-Watt high-output subwoofer with a high-temperature neodymium ring magnet, unique magnet geometry with underhung 4" edgewound aluminum voice coil, dual over-size spiders and tough epoxy cone. With a 20 - 200 Hz frequency response the 18-8 delivers deeper bass, enhances overall performance and is designed to move using a minimal amount of power, thereby maximizing motor efficiency. The NRT 18-8 has appeared on-stage and on-tour with artists such as Rod Stewart and features AuraSound's patented NRT technology.

Automotive Products

We produce automotive competition-grade speaker and component systems. Our automotive division designs and manufactures amplifiers, loudspeakers and subwoofers. The subwoofer line features the NRT platform and is designed for extremely low throw and high output, yielding unsurpassed linearity and exceptionally low distortion. Our automotive loudspeakers, built with coaxial high quality components, are available in a full range of products from easy-to-install budget systems to top of the line competition grade systems. The line is competitively priced and has recently been completely redesigned with a new industrial style, improved performance and other unique features. Our line of competition-grade amplifiers are built with performance enhancing features that include gold-plated speaker and power connections, modular internal design for improved separation and a high efficiency dual heat sink which eliminates the need for noisy, power consuming fans.

Bass Shaker Products

Our Bass Shaker products are transducers that can be mounted to a fixed surface to transmit vibration creating the “sensation of sound” or very low bass, providing impact for music, sounds and special effects. The Bass Shaker Plus and Bass Shaker add the impact of bass sub woofers without excessive volume or the space required by traditional subwoofers. Our patented technology enhances the sound pressure levels so there's no distortion while amplifying the bass energy delivered from the stereo.

Research and Development and Product Manufacturing

We employ a skilled research and development team based in our California headquarters that is responsible for identifying and creating new products and applications along with improving and enhancing existing products. Recently, we added an additional research and development team in China. We outsource all product manufacturing and some testing and development functions to Strong Electronics Co., LTD. The manufacturing facility of Strong Electronics is located in Dongguan, China, and consists of 120,000 square feet under roof with 20 production lines (with plans for an additional 10) representing a total production capacity of 5,000,000 speakers per month. The plant is also ISO-9002, ISO-9001 and QS-9000 certified.  The Dongguan research and development facility consists of 20,000 square feet and has a full range of testing facilities including China’s largest anechoic chamber used for loudspeaker design, research labs for magnetics, cone materials, vibrations, speaker systems design, an engineering library, office space and a demo and show room. The facility also has a 35,000 square foot warehouse and full staff accommodations for up to 1,448 employees.

Market Overview

The consumer electronics industry has experienced steady growth in the past five years. According to the market research group iSuppli, the global consumer electronics industry has maintained a compound annual growth rate (sometimes referred to in this discussion as “CAGR”) of 9% between 2001 and 2005, with factory revenues expected to total $311 billion in 2006. There are many manufacturers, large and small, domestic and international, which offer products that vary widely in price and quality and are distributed through a variety of channels. The primary industry growth drivers have been increased portability and miniaturization, sophisticated technological innovations and a dramatic reduction in market prices.

A major component of the consumer electronics market is the personal and professional audio manufacturing industry, which is mature, fragmented and highly competitive. Cutting edge technologies are noted to have a short life in an industry that is defined by research and development. The audio industry is dominated by large domestic and international manufacturers that include Harman International, Bose Corporation, Polk Audio, Alpine Electronics, Sony Corporation, Boston Acoustics, Altec Lansing Technologies, Kenwood Corp., LOUD Technologies, JBL Incorporated, Panasonic Corporation, Pioneer, Rockford Corp. and Yamaha Corp. Additionally, there are numerous small, niche companies that attract consumers based upon specialty product offerings. Industry participants compete based on acoustic quality, technology, price, reliability, brand recognition and reputation.

Although the audio industry as a whole is relatively mature and is dominated by large players, the micro-audio segment remains a relatively new niche market. Despite significant technological innovations in hardware categories such as display technologies, laptops, portable music players and mobile phones, the auditory capabilities of these devices has stagnated or been significantly reduced as a result of efforts to minimize size to achieve increased portability. This reduction in audio quality has occurred despite a massive increase in media usage, particularly audio, on devices such as laptop computers, portable music players and mobile phones and we believe this has led to significant consumer dissatisfaction with currently available products. We believe that the micro-audio market currently lacks a true leader with an economical, easy to integrate audio product capable of delivering high quality acoustics in an ultra-compact format.

The rapid consumer acceptance of flat-panel televisions and displays demonstrates the overwhelming consumer demand for sleeker and increasingly more compact electronics. According to the market research firm DisplaySearch, between 2005 and 2007, worldwide LCD and plasma TV sales will grow 57% and 35%, respectively. Additionally, the Company believes that by 2008, flat-panel TVs will make up about 50% of all TVs sold, up from 30% in 2005. According to the Consumer Electronics Association (CEA), in 2005 worldwide 3.9 million LCD units and 2 million plasma units were sold, totaling $6.9 billion in combined revenue. These figures are all up from 2004, in which 1.8 million LCD units and 870 thousand plasma units were sold worldwide, representing $3.9 billion in revenue. This represents growth in unit sales of 117% for LCD units and 130% for plasma units from 2004 to 2005, and 77% growth in total revenue over the same period. The growth in unit and revenue sales can be partially attributed to the fact that LCD and plasma televisions are becoming more affordable for the consumer. From 2004 to 2005, the average price for an LCD unit decreased from $857 to $754, while the average price of a plasma unit decreased from $2,698 to $1,953 in the same period. The slenderness of these products requires ultra compact speakers and we believe that consumers are increasingly expecting the audio performance of their televisions and displays to be comparable to the visual quality of the televisions or displays.

We also believe that the recent growth of the laptop computer market is also a clear indicator that the demand for high quality micro speakers is going to increase. According to Marketresearch.com and IDC, since 2000 the global laptop market has experienced a CAGR of 20%, with 2005 being a particularly strong year with a sales increase of 28.8% to 59.4 million units sold. This growth is expected to continue with consumer laptop sales expected to maintain a 20% CAGR between 2005 and 2010 and corporate sales trailing slightly behind with a CAGR of 15% over the same period. While in 2005 laptops made up 40% of computer sales, they are expected to outsell desktops for the first time in 2008 according to NPD Group. Signs of this trend became visible in 2005 when for the first time ever sales of laptop computers outsold desktops in a one month period. There are indications from one of our largest customers that total laptop unit shipments could be greater than 90 million in 2007 following the launch of Microsoft Vista. As with the flat-panel television market, a decrease in product pricing has contributed to the increase in unit sales. According to the Wall Street Journal, in 2005 the average price of a laptop computer was $1000 compared to $1250 in 2004 and $1640 in 2001. As other features of laptops, such as processing power and weight, have improved dramatically in recent years, laptop audio performance has evolved very little. We believe that the increased use of laptop computers for music and multimedia purposes will drive the need for improved audio equipment in laptop computers.

We also believe that the expanding portable device market, including devices such as portable DVD players, MP3 and portable music devices and mobile phones, will drive rapid growth in high quality ultra compact speaker sales. The increase in flashed-based and hard disk drive audio player sales has been significant in recent years. According to CEA, in 2005 the sales of such devices more than quadrupled from the previous year with unit sales of 140 million and 35 million, respectively. The market is expected to continue to experience strong growth with approximately 286 million units sold annually by 2010. Revenue from sales of MP3 players totaled $3 billion in 2005, an increase of 200% over 2004 sales figures. Total sales for 2006 are expected to be approximately $4.5 billion. In addition to preferring an ultra-compact design, it is likely that consumers will choose those devices that provide increased multimedia features. We believe that the integration of high-level audio capabilities provides device makers with an additional product differentiator.

Like the expanding markets for portable devices and laptop computers, we believe that the changing face of the mobile phone industry is also going to give rise to a demand for higher quality micro-audio products. According to Gartner Research, in 2005 there were 778 million mobile phone devices sold and the number of units is expected to increase to 1 billion by 2009. The mobile phone industry has a high product turnover with customers upgrading devices approximately every two years. Nokia estimates that there will be 3 billion total subscribers by 2008, and it is estimated that these numbers will continue to increase dramatically as mobile phone usage grows in emerging markets. In addition to the rapid growth in the number of mobile phone subscribers, the manner in which mobile devices are utilized is changing dramatically. Users of mobile phones can now listen to music, watch streaming video and navigate the Internet. In addition, subscribers are increasingly customizing their devices with auditory features such as ringtones and ringbacks. According to BMI the U.S. ringtone sale revenue totaled $600 million in 2005, up from $245 million in 2004 and $68 million in 2003 and it is expected to grow to $1 billion by 2008.

Competition

We compete in the traditional audio and micro-audio market segments.

In the traditional audio market we provide component speakers to ultra high-end manufacturers and sell our own line of home and mobile audio products. Several well established companies participate in the mid to high-end of the traditional home and pro audio markets. Among these companies are Bose Corporation, Boston Acoustics, Inc., Harman International Industries, Inc., Polk Audio, Inc., Alpine Electronics, Inc., Bang & Olufsen Holding A/S and Clarion Co. Ltd.

In the micro-audio market we provide component speakers incorporating our Whisper technology to OEM manufacturers of electronics such as laptop computers and televisions and displays. Companies that have developed micro-audio products include NXT, Plc, AAC Acoustic Technologies Holdings, Inc., Tymphany Corporation, SLS International, Inc. and American Technology Corporation. However, not all of these companies target the laptop computer or mobile device markets.

The markets for traditional audio and micro-audio speakers are competitive and subject to continuous technological innovation. Our competitiveness depends on our ability to offer high-quality products that meet our customers’ needs on a timely basis. The principal competitive factors of our products are time to market, quality, price and breadth of product line. Many of our competitors have significant advantages over us such as far greater name recognition and financial resources than we have. At this time we do not represent a significant competitive presence in our industry.

Intellectual Property and Proprietary Rights

We try to protect our intellectual property through existing laws and regulations and by contractual restrictions. We rely upon trademark, patent and copyright law, trade secret protection and confidentiality or license agreements with our employees, customers, partners and others to help us protect our intellectual property.

We currently have twenty-nine issued US patents covering the design and technical innovations found in our audio products. The granting of any patent involves complex legal and factual questions. The scope of allowable claims is often uncertain. As a result, we cannot be sure that any patent application filed by us will result in a patent being issued, nor that any patents issued will afford adequate protection against competitors with similar technology, nor can we provide assurance that patents issued to us will not be infringed upon or designed around by others.

We also own seven trademarks. We believe that these trademarks significantly strengthen consumer awareness of the AuraSound brand.

Property

We share office space with InSeat Solution, LLC, an entity under the control of Mr. Arthur Liu and have agreed to pay 40% of the rent commitment. For the years ended March 31, 2006 and 2005, these amounts totaled $49,542 and $48,094, respectively. For the eleven months ended February 28, 2007, we have accrued an additional $45,641 in rent. We have not paid any portion of the rent accrual. This entity currently leases approximately 21,355 square feet of office, warehouse and research and development space which is located at 11839 East Smith Avenue, Santa Fe Springs, California. The lease will expire on August 31, 2008.

Employees

As of June 1, 2007, AuraSound had 6 full-time employees. Since inception, we have never had a work stoppage. Our employees are not represented by labor unions. We consider our relationships with our employees to be good.

Legal Proceedings

From time to time, we may be involved in litigation relating to claims arising out of our operations in the normal course of our business. Neither AuraSound nor Hemcure, Inc. are currently parties to any legal proceedings, the adverse outcome of which, in their respective management’s opinion, individually or in the aggregate, would have a material adverse effect on their results of operations or financial position.

RISK FACTORS

RISKS RELATING TO OUR BUSINESS

We have a history of losses and may not be profitable in the future.

Our independent auditor has noted in its report concerning our financial statements as of March 31, 2006 that we have incurred substantial losses and had negative cash flow in operating activities for the last two fiscal years, which, along with our accumulated deficit of $2,976,873 raises substantial doubt about our ability to continue as a going concern.

We sustained a net loss of $942,940 for the fiscal year ended March 31, 2006 and a net loss of $1,829,429 for the eleven months ended February 28, 2007. We cannot assure you that we will generate sufficient cash flow to meet our obligations or achieve operating profits in the future.

We experience variability in quarterly operating results.

Our operating results tend to vary from quarter to quarter. Revenue in each quarter is substantially dependent on orders received within that quarter. Conversely, our expenditures are based on investment plans and estimates of future revenues. We may, therefore, be unable to quickly reduce spending if revenues decline in a given quarter. As a result, operating results for such quarters would be adversely impaired. Results of operations for any one quarter are not necessarily indicative of results for any future period. Other factors which may cause quarterly results to fluctuate or to be adversely impacted include:

•	increased competition in niche markets;
•	timing of new product announcements;
•	product releases and pricing changes by us or our competitors;

•	market acceptance or delays in the introduction of new products;
•	production constraints;
•	the timing of significant orders;
•	customers’ budgets; and
•	foreign currency exchange rates.

We will need to raise additional capital in order to implement our long-term business plan.

Our ability to implement our long-term strategy and expand our operations largely depends on our access to capital. To implement our long-term strategy, we plan to make ongoing expenditures for the expansion and improvement of our product line and the promotion of our products. We may also wish to make expenditures to acquire other businesses. To date, we have financed our operations primarily through sales of equity and the issuance of notes. If we were to attempt to expand our business at a faster pace than currently contemplated, or if we were to identify an acquisition target, we would need to raise additional capital through the sale of our equity securities or debt instruments. However, additional capital may not be available on terms acceptable to us. Our failure to obtain sufficient additional capital could curtail or alter our long-term growth strategy or delay needed capital expenditures.

We may not be able to effectively manage our growth.

Our strategy envisions growing our business. We plan to continue to develop our technology and to hire additional sales, administrative and marketing personnel. Any growth in or expansion of our business is likely to place a strain on our management and administrative resources, infrastructure and systems. In order to expand our business, we may be required to purchase or lease additional machinery and equipment, hire, train and supervise additional personnel and make significant outlays of capital. These measures are time consuming and expensive, will increase management’s responsibilities and will divert management’s attention from our day-to-day operations. We cannot assure you that we will be able to:

•	expand our systems effectively or efficiently or in a timely manner;
•	allocate our human resources optimally;
•	meet our capital needs;
•	identify and hire qualified employees or retain valued employees; or
•	incorporate effectively the components of any business or product line that we may acquire in our effort to achieve growth.

Our inability or failure to manage our growth effectively could harm our business and materially and adversely affect our operating results and financial condition.

If we fail to manage our inventory effectively, our results of operations could be adversely affected.

Our customers have many brands to choose from when they decide to order products. If we cannot deliver products quickly and reliably, customers will order from a competitor. We must stock enough inventory to fill orders promptly, which increases our financing requirements and the risk of inventory obsolescence. Competition may force us to shorten our product life cycles and more rapidly introduce new and enhanced products. This, too, could leave us with obsolete inventory. If we do not manage our inventory successfully, it could have a material adverse effect on our results of operations.

Our products are subject to liability concerns.

Some of our products, such as amplifiers, speakers and our Bass Shaker devices are electronically powered and carry a risk of electrical shock or fire. If our products caused electrical shock or fire, the damaged party could bring claims for property damage, physical injury or death. These types of legal actions, if threatened or brought, may be costly to defend, may distract management’s attention from operating our business and may result in large damage awards.

Our products are manufactured in China. A change in China’s trade status could adversely affect our results of operations.

Our ability to import products from China at current tariff levels could be materially and adversely affected if the “normal trade relations” (“NTR”, formerly “most favored nation”) status the United States government has granted to China for trade and tariff purposes is terminated. As a result of its NTR status, China receives the same favorable tariff treatment that the United States extends to its other “normal” trading partners. China’s NTR status, coupled with its membership in the World Trade Organization, could eventually reduce barriers to manufacturing products in and exporting products from China. However, we cannot provide any assurance that China’s WTO membership or NTR status will not change. If China were to lose its NTR status, the increase in tariffs could adversely affect our results of operations.

Some of our important customers are located outside the United States.

Historically, about 28.16% of our net sales are made to customers outside the United States. We believe that international sales will continue to represent a significant portion of our revenues. Our revenues from international sales may fluctuate due to various factors, including:

•	changes in regulatory requirements;
•	changes to tariffs and taxes;
•	increases in freight costs, or damage or loss in shipment;
•	difficulties in hiring and managing foreign sales personnel;
•	longer average payment cycles and difficulty in collecting accounts receivable;
•	fluctuations in foreign currency exchange rates;
•	product safety and other certification requirements; and
•	political and economic instability, wars and terrorist activity.

If international sales declined significantly or if any of the above factors adversely impacted the revenues we earn from international sales, there may be a material adverse effect on our results of operations.

Our products are subject to regulations. If we fail to obtain regulatory approval to sell our products, it could have a material adverse effect on our business and results of operations.

In the United States, our products must comply with various regulations and standards defined by the Federal Communications Commission, the Consumer Products Safety Commission and Underwriters’ Laboratories. Internationally, our products may be required to comply with regulations or standards established by authorities in the countries into which we sell our products, as well as various multinational or extranational bodies. The European Union, or EU, has issued a directive on the restriction of certain hazardous substances in electronic and electrical equipment, known as RoHs, and has enacted the Waste Electrical and Electronic Equipment directive, or WEEE, applicable to persons who import electrical or electronic equipment into Europe. Although neither of these directives is currently applicable to our products , both are expected to become effective and at that time they would apply to our products. We are currently implementing measures to comply with each of these directives as individual EU nations adopt their implementation guidelines. Although we believe our products are currently in compliance with domestic and international standards and regulations in countries to which we export, we can offer no assurances that our existing and future product offerings will remain compliant with evolving standards and regulations. If we fail to obtain timely domestic or foreign regulatory approvals or certification, we may be unable to sell our products into jurisdictions to which these standards apply. This would have a material adverse effect on our business and results of operations.

We depend on key customers.

In the past, a significant portion of our revenue was attributed to a small number of customers and this may continue. During the fiscal year ended March 31, 2006, one customer was responsible for about 47% of our revenues. Furthermore, none of our customers have continuing obligations to purchase products from us. If our relationships with our largest customer deteriorated for any reason we could lose a substantial portion of our net sales revenues, which would have a material adverse impact on our results of operations, liquidity and financial condition.

We may not be able to adequately protect our intellectual property rights.

We try to protect our intellectual property in a number of different ways. We rely in part on patent, trade secret, unfair competition and trademark law to protect our rights to certain aspects of our products, including product designs, proprietary manufacturing processes and technologies, product research and concepts and recognized trademarks, all of which we believe are important to the success of our products and our competitive position. There can be no assurance that any of our pending patent or trademark applications will result in the issuance of a registered patent or trademark, or that any patent or trademark granted will be effective in thwarting competition or be held valid if subsequently challenged. In addition, there can be no assurance that the actions taken by us to protect our proprietary rights will be adequate to prevent imitation of our products, that our proprietary information will not become known to competitors, that we can meaningfully protect our rights to unpatented proprietary information or that others will not independently develop substantially equivalent or better products that do not infringe on our intellectual property rights. We could be required to devote substantial resources to enforce our patents and protect our intellectual property, which could divert our resources and result in increased expenses. In addition, an adverse determination in litigation could subject us to the loss of our rights to a particular patent or other intellectual property, could require us to obtain from or grant licenses to third parties, could prevent us from manufacturing, selling or using certain aspects of our products or could subject us to substantial liability, any of which could harm our business.

We may become subject to litigation for infringing the intellectual property rights of others.

Others may initiate claims against us for infringing on their intellectual property rights. We may be subject to costly litigation relating to such infringement claims and we may be required to pay compensatory and punitive damages or license fees if we settle or are found culpable in such litigation. In addition, we may be precluded from offering products that rely on intellectual property that is found to have been infringed by us. We also may be required to cease offering the affected products while a determination as to infringement is considered. These developments could cause a decrease in our operating income and reduce our available cash flow, which could harm our business.

We may be unable to attract and retain qualified, experienced, highly skilled personnel, which could adversely affect the implementation of our business plan.

Our success depends to a significant degree upon our ability to attract, retain and motivate skilled and qualified personnel. If we fail to attract, train and retain sufficient numbers of these qualified people, our prospects, business, financial condition and results of operations will be materially and adversely affected. In particular, we are heavily dependent on the continued services of Mr. Arthur Liu, our Chief Executive Officer, and the other members of our senior management team. We do not have long-term employment agreements with any of the members of our senior management team, each of whom may voluntarily terminate his employment with us at any time. Following any termination of employment, these employees would not be subject to any non-competition covenants. The loss of any key employee, including members of our senior management team, and our inability to attract highly skilled personnel with sufficient experience in our industry could harm our business.

RISKS RELATED TO OUR INDUSTRY

Our products may become obsolete due to rapid technological change within the industry.

Product technology evolves rapidly, making timely product innovation essential to success in the marketplace. The introduction of products with improved technologies or features may render our existing products obsolete and unmarketable. If we cannot develop products in a timely manner in response to industry changes, or if our products do not perform well, our business and financial condition will be adversely affected.

Our Whisper driver technology may not gain market acceptance.

Our future financial performance will depend on market acceptance of our Whisper driver technology and products. To date, we have had limited sales of products containing our new Whisper drivers. If our Whisper driver technology and product line do not gain sufficient positive market acceptance, we may not achieve anticipated revenue, profits or continued viability.

In the audio market, we are subject to intense competition.

The market for sound enhancement products in general is intensely competitive and sensitive to new product introductions or enhancements and marketing efforts by our competitors. The market is affected by ongoing technological developments, frequent new product announcements and introductions, evolving industry standards and changing customer requirements. We face competition from a number of well-known brands including Bose, NXT, and Bang & Olufsen. Many of our competitors are substantially better capitalized and have substantially stronger market presence than we have. Although we have attempted to design our home audio systems to compete favorably with other products in the market, we may not be able to establish and maintain our competitive position against current or potential competitors. Competition may have the effect of reducing the prices we can charge for our products, increasing marketing costs associated with developing and maintaining our market niche, or reducing the demand for our products. If we fail to compete successfully, either now or in the future, our profitability and financial performance will likely be materially adversely affected. We do not currently represent a significant presence in the sound enhancement products market.

We are susceptible to general economic conditions, and a downturn in our industry or a reduction in spending by consumers could adversely affect our operating results.

The electronics industry in general has historically been characterized by a high degree of volatility and is subject to substantial and unpredictable variations resulting from changing business cycles. Our operating results will be subject to fluctuations based on general economic conditions, in particular conditions that impact discretionary consumer spending. A downturn in the electronics sector in particular or in the economy in general could directly and negatively impact sales of audio products, which would adversely impact our revenues and results of operations.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The information contained in this section should be read in conjunction with our consolidated financial statements and related notes and the information contained elsewhere in this Current Report under the captions "Risk Factors," and "Business .

Overview

We are a southern California based developer, manufacturer and marketer of premium audio products. Since our business began in 1987, we have focused on the development of innovative and revolutionary magnetic speaker motor designs to deliver high-end audio products to the OEM, home and professional audio markets. We have developed a proprietary portfolio of unique audio speaker technologies as a result of this emphasis on research & development, which we believe has led to strong brand recognition among audiophiles, sound engineers, electronics manufacturers and premium audio manufacturers.

During the last two years, the Company has focused it’s research and development efforts on the development of new product lines for the micro-audio market. Specifically, the Company has developed miniaturized speakers that our tests indicate will deliver sound quality to devices such as laptop computers, flat-panel tv’s, display screens, and cell and other mobil phones which we believe to be superior to the speakers currently utilized by such devices. Our micro-audio products have been tested and approved by NEC, Quanta, Compal, Toshiba, Amtran, Epson and Acer, with NEC and Quanta already designing our speakers into their new products. We believe that the market for micro-audio products is significant and expect continual rapid growth as devices such as mobile telephones, computers, televisions and personal digital assistants continue their rapid growth. While we expect that micro-audio revenue will soon exceed revenue from our premium audio products, we intend to continue making our premium speakers in addition to our micro-audio speakers for the forseable future.

While most of the Research and Revelopment is done in Santa Fe Springs, California, our products are manufactured in a 120,000 square foot manufacturing facility in Dongguan China under a long-term agreement with Granford Holdings Limited.

Our sales are made primarily on an OEM basis to manufacturers of high end speakers and sound systems. Historically, about 28.16% of our net sales are made to customers outside the United States. We believe that international sales will continue to represent a significant portion of our revenues.

On June 7, 2007, in order to provide the resources necessary for the ramp-up of production of our micro-audio products to meet demand, we completed the initial closing on a $12.0 million securities offering . The net proceeds from this offering are expected to be about $10.7 million and we will use these funds primarily for: the purchase of inventory, repayment of certain debt and for working capital. Concurrent with the closing of the securities offering, the Company negotiated a $10.0 one-year Accounts Receivable credit facility and a one year $2.0 million Letter of Credit facility with Bank SinoPac in order to insure resource availability.

General

Net sales are comprised of gross sales less returns and cash discounts. Our operating results may be seasonal, with a greater percentage of net sales being earned in the third and fourth quarters of our fiscal year due to the fall and winter selling seasons.

Cost of goods sold consists primarily of material costs, direct labor, direct overhead, inbound freight and duty costs, warranty costs, sales commission and a reserve for inventory obsolescence.

Research and development costs consist primarily of costs related to new product commercialization including product research, development and testing.

Our selling, general and administrative expenses consist primarily of non-marketing payroll and related costs and corporate infrastructure costs.

Results of Operations

Eleven Months Ended February 28, 2007 Compared with Eleven Months Ended February 28, 2006

Net Sales increased $940,342, or 76%, to $2,178,471 for the eleven months ended February 28, 2007 from $1,238,129 for the corresponding period in 2006. This increase was primarily due to the addition of new customers.

Gross Profit increased $279,036 to $527,507 for the eleven months ended February 28, 2007 from $248,471 for the corresponding period in 2006. Gross profit as a percentage of net sales increased 4.1% to 24.2% for the eleven months ended February 28, 2007 from 20.1% for the corresponding period in 2006.

Research and Development Expenses increased $413,370, or 111%, to $785,851 for the eleven months ended February 28, 2007 from $372,481 for the corresponding period in 2006. This increase was primarily due to an increase in new model development. As a percentage of net sales Research and Development costs increased 6.0% to 36.1% of net sales for the eleven months ended February 28, 2007 from 30.1% of net sales for the corresponding period in 2006.

General and Administrative Expenses increased $674,446, or 191%, to $1,028,191 for the eleven months ended February 28, 2007 from $353,745 for the corresponding period in 2006. This increase was attributable primarily to an increase in non-marketing payroll and related costs and corporate infrastructure costs. As a percentage of net sales, general and administrative expenses increased 18.6% to 47.2% for the eleven months ended February 28, 2007 from 28.6% for the corresponding period in 2006.

Loss from Operations increased $808,780, or 169%, to ($1,286,535) for the eleven months ended February 28, 2007 from ($477,755) for the corresponding period in 2006. Loss from operations as a percentage of net sales increased to (59.1%) for the eleven months ended February 28, 2007 from (38.6%) for the corresponding period in 2006. This was primarily the result of increases in Research and Development and General and Administrative expenses partially offset by an increase sales and improved profit margins.

Interest Expense increased $130,344 to $286,031 for the eleven months ended February 28, 2007 from $155,687 for the corresponding period in 2006. The increase was primarily due to an increase in debt.

Other Expense increased $32,844 to $256,863 for the eleven months ended February 28, 2007 from $224,019 for the corresponding period in 2006.

Net Loss increased $971,968 to $1,829,429 for the eleven months ended February 28, 2007 from $857,461 for the corresponding period in 2006, as a result of the combination of each of the factors discussed above.

Year Ended March 31, 2006 Compared with Year Ended March 31, 2005

Net Sales increased $348,924, or 26.2%, to $1,680,813 in the year ended March 31, 2006 (“Fiscal 2006”) from $1,331,889 in the year ended March 31, 2005 (“Fiscal 2005”). The increase was primarily due to orders from new customers.

Gross Profit increased $41,740 to $430,548 in Fiscal 2006 from $388,808 in Fiscal 2005 due to the sales increase noted above. Gross margin decreased to 25.6% in 2006 from 29.2% in 2005.

General and Administrative Expenses decreased $132,734, or 21.5%, to $485,314 in Fiscal 2006 from $618,048 in 2005. General and administrative expenses, as a percentage of net sales, decreased by 17.5% to 28.9% in 2006 from 46.4% in Fiscal 2005. This decrease was a direct result of a downsizing of the administrative function and outsourcing of certain of the administrative processes.

Research and Development costs increased $56,657 to $451,534 from $394,877. Research and development costs, as a percentage of net sales, decreased 2.8% to 26.9% in Fiscal 2006 from 29.6% in Fiscal 2005 as the Company focused limited resources on production activities..

Loss from Operations decreased $117,817 or 18.9%, to ($506,300) in 2006 from ($624,117) in Fiscal 2005. The loss from operations as a percentage of net sales decreased to (30.1%) in Fiscal 2006 from (46.9%) in Fiscal 2005. This decrease was a result of an increase in net sales and a slower increase in overhead.
Interest Expense increased $40,644 to $191,620 in Fiscal 2006 from $150,976 in Fiscal 2005. The increase in interest expense was attributable to higher levels of debt.

Other Income (Expense) increased $29,289 to $245,020 in Fiscal 2006 as compared with $215,731 in Fiscal 2005.

Net Loss decreased $47,884 to ($942,940) in Fiscal 2006 from ($990,824) in Fiscal 2005, as a result of the factors described above.

Seasonality and Quarterly Results

Our working capital, at any particular time, reflects the seasonality of our business. We expect inventory, accounts payable and accrued expenses to be higher in the third and fourth quarters in preparation for our winter selling season.

Liquidity and Capital Resources

Our cash requirements are principally for working capital. Our need for working capital is seasonal, with the greatest requirements from July through the end of November each year as a result of our inventory build-up during this period for our fall and winter selling seasons.

In Fiscal 2006, cash used in operating activities was $37,680 and consisted of a net loss of $942,940. Operating assets and liabilities consisted primarily of increases in accounts receivable of $204,185, in inventory of $74,031 and increases in accounts payable and accrued expenses of $516,814.

In Fiscal 2005, cash used in operating activities was $26,188 and consisted of a net loss of $990,824. Operating assets and liabilities consisted primarily of increases in accounts receivable of $120,671, decreases in inventory of $51,754, partially offset by a net decrease in accounts payable and accrued expenses of $45,515.

For the eleven months ended February 28, 2007, cash used in operating activities was $3,367,308 and consisted mainly of a net loss of $1,829,429, a net advance to vendors of $2,177,509, a $222,063 decrease in accounts payable, and an increases in inventory, partially offset by an increase in accrued expenses and an advance from a customer.

For the eleven months ended February 28, 2006, cash generated by operating activities was $16,996, which consisted primarily of increases in accounts payable and accrued expenses mostly offset by a net loss of $857,461 and a $163,281 increase in inventory.

Investing activities. We did not have any capital expenditures for Fiscal 2005 and 2006, or during the eleven months ended February 28, 2007.

Financing activities during Fiscal 2006 consisted of our borrowing $38,000 pursuant to a note payable from a related party. No financing activity occurred during Fiscal 2005. For the eleven months ended February 28, 2007, financing activities consisted of our borrowing $745,864 pursuant notes payable to related parties and $2,638,000 pursuant to various bridge notes. For the eleven months ended February 28, 2006, financing activities consisted of our borrowing $12,253 pursuant to a note payable to a related party.

We believe that our cash flows from operations and the net proceeds from the offering which had an initial closing on June 7, 2007 will be adequate to meet our liquidity needs and capital expenditure requirements for the next 12 months, however, the rapid growth expected by management could result in negative cash flow which may require additional financing. Any such financing may take the form of debt or equity offerings.

Our ability to access sources of liquidity may be negatively impacted by a decrease in demand for our products as well as the other factors described in "Risk Factors."

Notes Payable

As of February 28, 2007, short term bridge notes payable outstanding totaled $2,638,000 with an additional $8,000 due to a related party. The bridge notes are secured, bear interest at 12% and are due on various dates in 2007. The related party note bears interest at 9% and does not include a stated due date.

As of February 28, 2007, long term notes payable totaled $3,414,905 and consists of notes to an entity under common ownership bearing interest at 8% per annum, with principal and interest due on March 31, 2009.

Off-Balance Sheet Arrangements

We currently do not have any off-balance sheet arrangements or financing activities with special purpose entities.

Critical Accounting Policies and Estimates

Management’s Discussion and Analysis of Financial Condition and Results of Operations discusses our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. To prepare these financial statements, we must make estimates and assumptions that affect the reported amounts of assets and liabilities. These estimates also affect our reported revenues and expenses.  On an ongoing basis, management evaluates its estimates and judgment, including those related to revenue recognition, accrued expenses, financing operations and contingencies and litigation. Management bases its estimates and judgment on historical experience and on various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. The most significant accounting estimates inherent in the preparation of our financial statements are set forth in Note 1 to our audited financial statements.

New Accounting Pronouncements

Note 1 to our financial statements for Fiscal 2005 and Fiscal 2006, and the eleven month periods ended February 28, 2007 and February 28, 2006, set forth certain accounting pronouncements that are applicable to our financial statements.

Qualitative and Quantitative Disclosures About Market Risk

Interest Rates

We are not being exposed to market risks relating to changes in interest rates because all outstanding debt bears interest at a fixed rate. We currently do not engage in any interest rate hedging activity and have no intention of doing so in the foreseeable future.

Foreign Exchange

We currently generate approximately 28% of our sales internationally. The reporting currency for our financial statements is the U.S. Dollar. To date, we have not been impacted materially by changes in exchange rates and do not expect to be impacted materially for the foreseeable future.  However, as our net sales generated outside of the United States increase, and should future sales be generated in foreign currencies, our results of operations could be adversely impacted by changes in exchange rates.  For example, if we recognize international sales in local foreign currencies, as the U.S. Dollar strengthens it would have a negative impact on our international results upon translation of those results into U.S. Dollars upon consolidation.  We do not currently hedge foreign currency fluctuations and do not intend to do so for the foreseeable future.

Inflation

Inflationary factors such as increases in the cost of our product and overhead costs may adversely affect our operating results. Although we do not believe that inflation has had a material impact on our financial position or results of operations to date, a high rate of inflation in the future may have an adverse effect on our ability to maintain current levels of gross margin and selling, general and administrative expenses as a percentage of net sales if the selling prices of our products do not increase with these increased costs.

Security Ownership of Certain Beneficial Owners and Management

The following table presents information regarding the beneficial ownership of our common stock upon the closing of the Merger, with respect to:

each of our executive officers listed in the summary compensation table;

each of our directors and director designees;

all of our directors, director designees and executive officers as a group; and

each stockholder known by us to be the beneficial owner of more than 5% of our common stock.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities.  Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of our common stock subject to options or warrants that are currently exercisable or that will be issued and exercisable within 60 days of the closing of the Merger, are deemed to be outstanding and to be beneficially owned by the person holding the options or warrants for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

The information presented in this table is based on 25,505,305 shares of common stock of Hemcure, Inc. issued and outstanding on June 7, 2007. Unless otherwise indicated, the address of each of the executive officers, directors, director designees and 5% or more stockholders named below is AuraSound, Inc., 11839 East Smith Avenue, Santa Fe Springs, California 90670.

Security Ownership Table

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Outstanding (1)
Executive Officers and Directors:
Arthur Liu Director Designee, Chief Executive Officer	10,603,303	40.0%

Donald North Vice President of Engineering	0	0.0%

Amy Liu Director Designee	0	0.0%

Celia Cheng Director Designee	0	0.0%

Robert Pearson Director Designee	12,333,333	37.0%

Bartley J. Loethen Director	800,000	3.1%

Directors and officers as a group (5 persons)	23,736,636	68.8%

5% Stockholders:

Vision Opportunity Master Fund Ltd.	20,555,556	53.3%

RENN Capital or its affiliated investment vehicles	12,333,333	37.0%

* Less than 1%

(1) The numbers in this column represent percentage ownership of common stock on a fully diluted basis on June 7, 2007

Directors and Executive Officers, Promoters and Control Persons

The following table sets forth the name, age and position of each of Hemcure Inc.’s current officers, director designees who will take office subject to Hemcure Inc.’s compliance with Rule 14f-1 of the Exchange Act and key management team members.

Name	Age	Position
Bartley J. Loethen	43	Sole Director
Arthur Liu	67	Chairman of the Board Designee and Chief Executive Officer
Amy Liu	31	Director Designee
Celia Cheng	63	Director Designee
Donald North	33	Vice President of Engineering
Robert Pearson	71	Director Designee

Arthur Liu, Chairman Designee, Chief Executive Officer

Mr. Liu has served as the Chairman of AuraSound’s Board of Directors and as its Chief Executive Officer since 1999. Mr. Liu moved to the U.S. in 1991 and subsequently purchased and developed three companies: AuraSound, Alaris, a company engaged in developing computer video technologies, and InSeat Solutions, a company that develops and manufactures massage and heat components for chairs and sofas. Mr. Liu is currently operating AuraSound and InSeat and has since sold Alaris. Prior to moving to U.S., Mr. Liu jointly purchased Universal Appliance Limited, a Hong Kong-based company where he served as the owner and general manager. Mr. Liu took the company public in 1987 and sold his shares in 1990. Prior to his purchase of Universal Appliance Limited, Mr. Liu served as the Director of Engineering at an electronics company in Hong Kong. Mr. Liu began his career as a mechanical engineer at an automotive and electronics company in Taiwan. Mr. Liu is a graduate of the Navy Academy in Taiwan where he majored in mechanical engineering. Mr. Liu is Ms. Amy Liu’s father.

Amy Liu, Director Designee

Ms. Liu has served as a member of AuraSound’s Board of Directors since 1999. Ms. Liu is a Senior Art Director at BLT & Associates in Los Angeles, California, a creative design agency where she oversees marketing projects for clients such as Paramount, Sony Pictures, Warner Bros and Universal. Ms. Liu graduated from the Art Center College of Design in Pasadena, California in 2000. Ms. Liu is the daughter of Arthur Liu.

Celia Cheng, Director Designee

Ms. Cheng founded Qing Cheng Enterprises Ltd. in 1982. Qing Cheng Enterprises Ltd. was acquired by Solomon Group (Taiwan), in 1995 and Ms. Cheng has served as Managing Director since that date. For the last 25 years, Qing Cheng Enterprises has been Motorola Semiconductor’s (now ON Semiconductor) Southern region (including Hong Kong, Taiwan, and southern China) chief distributor.

Donald North, Vice President of Engineering

Mr. North has served as AuraSound’s Engineering Director since 2005. Prior to his current position at AuraSound, Mr. North was a Loudspeaker Design Engineer at Harman International from 1999 to 2000 and served as a Transducer Engineer at AuraSound from 1995 to 1999. Mr. North began his career as an engineer for Boston Acoustics in 1995. Mr. North is the inventor of the patented Whisper transducer and has served as the lead project engineer and project manager for the R&D teams responsible for the creation of several AuraSound product lines including the Mobile Reference series of woofers and Monster Cable’s M Design series of home theater loudspeakers. Mr. North graduated from California Institute of Technology in 1994 with a B.S. in Engineering and Applied Science.

Robert Pearson, Director Designee

Mr. Pearson has served as Vice President of Renn Capital Group since April 1997. He joined Renn Capital Group in April 1997 and is Senior Vice-President - Investments. Mr. Pearson brought more than thirty years of experience to Renn Capital Group’s corporate finance function. From May 1994 to May 1997, Mr. Pearson was an independent financial management consultant. From May 1990 to May 1994, he served as Chief Financial Officer and Executive Vice-President of Thomas Group, Inc., a management consulting firm, where he was instrumental in moving a small privately held company from a start-up to a public company with more than $40 million in revenues. Prior to 1990, Mr. Pearson was responsible for all administrative activities for the Superconducting Super Collider Laboratory. In addition, from 1960 to 1985, Mr. Pearson served in a variety of positions at Texas Instruments in financial planning and analysis, holding such positions as Vice-President - Controller and Vice-President - Finance. Mr. Pearson holds a BS in Business from the University of Maryland and was a W.A. Paton Scholar with an MBA from the University of Michigan. He is a director of eOriginal, Inc., CaminoSoft Corp., Information Intellect, and Simtek Corporation.

Bartly J. Loethen, Outgoing Sole Director

Prior to the Merger, Mr. Loethen was the sole officer and director of Hemcure. In connection with the Merger, Mr. Loethen resigned from all of his positions at Hemcure and has tendered his resignation as a director, subject to Hemcure’s compliance with Rule 14f-1 of the Exchange Act. Mr. Loethen is an attorney and founding partner of Synergy Law Group, L.L.C. He practices corporate law. Mr. Loethen’s experience includes working with privately-held companies, public companies, mergers and acquisitions, private placement investments, financing transactions, and licensing matters, as well as general corporate matters. Prior to the practice of law, Mr. Loethen was a Revenue Agent with the Internal Revenue Service. Mr. Loethen holds a B.S./B.A. in Accounting from the University of Missouri (1986), is a certified public accountant, and received his J.D. from the University of Illinois College of Law (1994).

Committees of the Board of Directors

We do not currently have a compensation committee, audit committee, or nominating and corporate governance committee. The functions customarily delegated to these committees have been performed by the board of directors. Because our company has been controlled by Mr. Bartley J. Loethen, who currently acts as the sole director, we believe that it is appropriate that our Board function without these committees.

Corporate Governance and Other Matters

None of our director designees has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC. To the best of our knowledge, none of our director designees has been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, or has been a party to any judicial or administrative proceeding during the past five years, except for matters that were dismissed without sanction or settlement, that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws. While our Common Shares are not traded on any exchange, we have used Section 121A of the Rules of the American Stock Exchange to determine if our director designees are “independent”. Using the definition of “independent” as set forth in Section 121A, we have determined that Robert Pearson will be our sole “independent director”. We believe that Robert Pearson has the qualifications of an audit committee financial expert.

Immediately prior to the closing of the Merger, we were a controlled company in that Next Stage Investments, Inc., an affiliate of the placement agent for the Offering, controlled over 50% of the voting power of our issued and outstanding Common Shares. Because we were a controlled company, nominations to our Board of Directors in connection with the Merger were not made by either a nominating committee comprised solely of independent directors or by a majority of independent directors. Instead, nominees to the Board of Directors were nominated only by Mr. Loethen. To date, due to our status as a controlled company, our Board of Directors has no policy with regard to the consideration of director-candidates recommended by stockholders.

We do not have specific minimum qualifications that a person must meet in order to serve on our Board of Directors. We sought out individuals who would be able to guide our new operations based on a number of traits including, but not limited to, business experience, knowledge of our industry, education and familiarity with operating a public company. To date, we have not paid any third parties to assist us in finding suitable candidates to serve as directors. We have not received a director-nominee recommendation from any stockholder, other than Mr. Loethen who controls one of our minority stockholders.

During the last fiscal year Mr. Loethen was our sole director. During the last fiscal year, there were no meetings of the Board of Directors. We currently have no policy regarding the attendance of directors at an annual meeting of stockholders.

As noted below in the discussion titled “Committees of the Board of Directors”, we do not have a standing compensation committee because we have not paid compensation to our officers or directors.

The Board of Directors has not established a formal process for stockholders to send communications to its members. Any stockholder may send a communication to any member of the Board of Directors in care of our new address below:

Hemcure, Inc.
11839 East Smith Avenue
Santa Fe Springs, CA 90670

If a communication is sent to our address, we will forward any such communication to the Board member. If the stockholder would like the communication to be confidential, it should be so marked.

Executive Compensation

The following table sets forth information concerning all compensation paid to AuraSound’s Executive Officers for services to AuraSound in all capacities for each of the three fiscal years of AuraSound, Inc. ended March 31 indicated below.

Summary Compensation Table

		Annual Compensation			Long-Term Compensation Awards
Name and Principal Position	Fiscal Year Ended March 31,	Salary	Bonus	Other Annual Compensation	Number of Securities Underlying Options
Arthur Liu	2006	--	--	--	--
Chief Executive Officer,	2005	--	--	--	--
Chairman of the Board	2004	--	--	--	--

Compensation of Directors

The Directors do not currently receive compensation for their services as directors, but are reimbursed for expenses incurred in attending board meetings. In addition, there have been no options granted to any directors.

Employment Contracts

The Company has no employment agreements with any of its executive officers. In addition, there have been no options granted to any executive officers.

Transactions with Officers and Directors

On March 3, 2006 we received a non-interest bearing loan of $38,000 from Mr. Arthur Liu, our Chief Executive Officer, Chairman of our Board of Directors and our largest shareholder. The loan is unsecured and due on demand. This loan is one of the affiliate loans to be paid out of the net proceeds of the Offering.

On March 31, 2005 we received a loan of $1,650,948 from InSeat Solutions, LLC an entity that is also controlled by Mr. Liu. The loan bears interest at 8% per year, with the principal and interest due to be paid on March 31, 2008.

On March 31, 2006 we received a loan of $731,873 from InSeat Solutions, LLC an entity that is also controlled by Mr. Liu. The loan bears interest at 8% per year, with the principal and interest due to be paid on March 31, 2009.

On September 30, 2006 we received a loan of $995,115 from InSeat Solutions, LLC an entity that is also controlled by Mr. Liu. The loan bears interest at 8% per year, with the principal and interest due to be paid on December 31, 2008.

On January 1, 2000, we hired David Liu, who is related to Mr. Arthur Liu. During each of the years ended March 31, 2006 and 2005, we paid $48,000 as compensation to him.

We have a management contract with InSeat Solution, LLC, an entity under the control of Mr. Arthur Liu. We have accrued a total management fee of $240,000 for services provided to us by this entity during the fiscal years ended March 31, 2006 and 2005. To date, no part of this fee has been paid. We also share office space with this entity and have agreed to pay 40% of the rent commitment. For the years ended March 31, 2006 and 2005, these amounts totaled $49,542 and $48,094, respectively. For the six months ended September 30, 2006, we have accrued an additional $24,895 in rent. We have not paid any portion of the rent accrual.

Purchase of Hemcure, Inc. Shares

On February 20, 2007 Next Stage Investments, LLC, an affiliate of the placement agent for the Offering, purchased 1,229,476 shares of common stock of Hemcure, Inc. at a price of $0.01 per share.

On February 20, 2007 Synergy Business Consulting, Inc., an entity controlled by Bartley J. Loethen, purchased 206,829 shares of common stock of Hemcure, Inc. at a price of $0.01 per share.

Management Lock-Up Agreement

At the closing of the initial Offering, Arthur Liu, AuraSound’s majority shareholder and Chief Executive Officer, entered into a Lock-Up Agreement pursuant to which he agreed not to sell any Common Shares held by him for a period of twelve (12) months from the effectiveness date of the Registration Statement, except as charitable gifts or for estate planning purposes, without the written consent of investors who purchased at least 60% of the Investment Units issued in the Offering.

Description of Our Capital Stock

The information set forth below is a general summary of our capital stock structure, on a pro forma basis, after giving effect to the Merger and the sale and issuance of 12,000,000 Investment Units. As a summary, this section is qualified by, and not a substitute for, the provisions of our amended and restated Articles of Incorporation and amended and restated Bylaws.

Authorized Capital Stock

Our authorized capital stock consists of 120,000,000 shares, par value $0.01 per share, consisting of 100,000,000 shares of common stock (“Common Shares”) and 20,000,000 shares of preferred stock.

Common Stock

The Company has 25,505,305 Common Shares issued and outstanding. In addition, the Company has reserved 24,333,888 Common Shares for issuance in respect of:

•	5-year warrants to purchase 12,000,000 Common Shares at an exercise price of $1.50 per share.

•	5-year warrants to purchase 3,200,000 Common Shares at an exercise price of $1.00 per share.

•	5-year warrants to purchase 245,000 Common Shares at an exercise price of $0.80 per share.

•
Options to purchase additional Investment Units by investors of $3,000,000 or more in the Offering. It is expected that two investors will qualify, which will result in reserving 8,888,888 Common Shares.

Dividend Rights

Subject to the rights of the holders of preferred stock, as discussed below, the holders of outstanding Common Shares of the Company are entitled to receive dividends out of funds legally available at the times and in the amounts that the Board of Directors may determine. We have never paid a cash dividend on our common stock and we have no present intention to declare or pay cash dividends on our common stock in the foreseeable future. We intend to retain any earnings which we may realize in the foreseeable future to finance our operations. Future dividends, if any, will depend on earnings, financing requirements and other factors.

Voting Rights

Each holder of Common Shares is entitled to one vote for each Common Share held on all matters submitted to a vote of stockholders. Cumulative voting for the election of directors is not provided for in our Articles of Incorporation, which means that the holders of a majority of the voting shares voted can elect all of the directors then standing for election.

No Preemptive or Similar Rights

Holders of our Common Shares do not have preemptive rights, and the Common Shares are not convertible or redeemable.

Right to Receive Liquidation Distributions

Subject to the rights of the holders of preferred stock, as discussed below, upon our dissolution, liquidation or winding-up, our assets legally available for distribution to our stockholders are distributable ratably among the holders of Common Shares.

Preferred Stock

We do not have shares of preferred stock issued or outstanding. Our Board of Directors, without obtaining the approval of our stockholders, may issue shares of preferred stock from time to time in one or more series and with such designations, preferences, rights, qualifications, limitations and restrictions as the Board approves. These designations, preferences, rights, qualifications, limitations and restrictions may include, but are not limited to, the power to determine

•	the redemption and liquidation preferences,

•	the rate of dividends payable, the time for and the priority of payment of the dividends, and whether or not the dividends will be cumulative,

•	the terms of conversion of the preferred stock into Common Stock, and

•	the voting power of the preferred stock.

We do not currently have plans to issue shares of preferred stock.

Anti-Takeover Provisions

Sections 78.411 through 78.444 of the Nevada Revised Statutes are designed to afford stockholders of public corporations in Nevada protection against acquisitions in which a person, entity or group seeks to gain voting control. With enumerated exceptions, the statute provides that shares acquired within certain specific ranges will not possess voting rights in the election of directors unless the voting rights are approved by a majority vote of the public corporation’s disinterested stockholders. Disinterested shares are shares other than those owned by the acquiring person or by a member of a group with respect to a control share acquisition, or by any officer of the corporation or any employee of the corporation who is also a director. The specific acquisition ranges that trigger the statute are: acquisitions of shares possessing one-fifth or more but less than one-third of all voting power; acquisitions of shares possessing one-third or more but less than a majority of all voting power; or acquisitions of shares possessing a majority or more of all voting power. Our Articles of Incorporation specifically provide that the corporation will not be governed by the provisions of NRS 78.411 through 78.444.

The authorized but unissued Common Shares and preferred stock are available for future issuance without stockholder approval. The existence of authorized but unissued Common Shares may enable our Board of Directors to issue shares of stock to persons friendly to existing management, thereby making it more difficult and more expensive for an independent party to obtain voting control.

Transfer Agent and Registrar

Our transfer agent and registrar for our Common Shares is Computershare Trust Company, Inc.

Market Price of and Dividends on Common Equity and Related Shareholder Matters.

The Company’s Common Shares are currently quoted on the Over-The-Counter Bulletin Board under the trading symbol “HMCU”. As soon as practicable under applicable federal securities laws the Company’s trading symbol will be changed concurrent with a planned change of our corporate name from Hemcure, Inc. to AuraSound, Inc.

We have never paid a cash dividend on our common stock and we have no present intention to declare or pay cash dividends on our common stock in the foreseeable future. We intend to retain any earnings which we may realize in the foreseeable future to finance our operations. Future dividends, if any, will depend on earnings, financing requirements and other factors.

The following table sets forth, for the periods indicated, the high and low bid price per share of our common stock as reported by the Over-The-Counter Bulletin Board. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

2005 (OTC Bulletin Board)	High Bid	Low Bid
First quarter ended June 30, 2005	$	$
Second quarter ended September 30, 2005
Third quarter ended December 31, 2005
Fourth quarter ended March 31, 2006	5.25		2.63

2006 (OTC Bulletin Board)	High Bid		Low Bid
First quarter ended June 30, 2006	$4.73		$1.75
Second quarter to ended September 30, 2006	4.38		.10
Third quarter ended December 31, 2006	.30		.20
Fourth quarter ended March 31, 2007	3.00		.25

2007 (OTC Bulletin Board)	High Bid		Low Bid
First quarter through June 7, 2007	$1.02		$.33

As of June 7, 2007 there were approximately 240 holders of record of our common stock. This number does not include an indeterminate number of shareholders whose shares are held by brokers in street name.

As of March 31, 2007, there were approximately 212 holders of record of Hemcure, Inc. Common Shares. This number does not include an indeterminate number of stockholders whose shares are held by brokerage houses in “street name”.

We have never paid a cash dividend on our common stock and we have no present intention to declare or pay cash dividends on our common stock in the foreseeable future. We intend to retain any earnings which we may realize in the foreseeable future to finance our operations. Future dividends, if any, will depend on earnings, financing requirements and other factors.

The Company considers its Common Shares to be “thinly traded” and any reported sale prices may not be a true market-based valuation of it Common Shares. Some of the bid quotations from the OTC Bulletin Board set forth below may reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

Legal Proceedings

From time to time we may be involved in litigation relating to claims arising out of our operations in the normal course of our business. We are not currently parties to any legal proceedings, the adverse outcome of which, in management’s opinion, individually or in the aggregate, would have a material adverse effect on our results of operations or financial position.

Changes in and Disagreements with Accountants

Schumacher & Associates, Inc., the independent accountant whom we had engaged as our principal accountant to audit our financial statements, was dismissed effective June 12, 2007. Our sole director, Bartley J. Loethen, has approved the engagement of Kabani & Company, Inc., Certified Public Accountants, as the new principal independent accountant to audit our financial statements for the fiscal year ending June 30, 2007.

The report of Schumacher & Associates, Inc. on our financial statements as of and for the fiscal years ended June 30, 2006 and June 30, 2005 did not contain an adverse opinion, or a disclaimer of opinion, however the report issued on the financial statements for the fiscal years ended June 30, 2006 and June 30, 2005 was qualified as to our ability to continue as a going concern. During the fiscal years ended June 30, 2005 and June 30, 2006 and the interim period from July 1, 2006 through the date of dismissal, we did not have any disagreements with Schumacher & Associates, Inc. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Schumacher & Associates, Inc., would have caused it to make a reference to the subject matter of the disagreements in connection with its reports.

Prior to engaging Kabani & Company, Inc. we had not consulted Kabani & Company, Inc. regarding the application of accounting principles to a specified transaction, completed or proposed, or the type of audit opinion that might be rendered on the financial statements of the combined companies.

Recent Sales of Unregistered Securities

On February 20, 2007 Synergy Business Consulting, LLC, an entity controlled by Mr. Bartly J. Loethen, purchased 206,829 shares of our common stock at a price of $0.01 per share, for a total investment of $2,068. The shares were issued in reliance on the exemption provided by Section 4(2) of the Securities Act of 1933, as amended. The common stock was issued without any form of general solicitation or general advertising and the offeree occupied an insider status relative to us that afforded him effective access to the information registration would otherwise provide.

On February 20, 2007 Next Stage Investments, LLC, an affiliate of the placement agent for the Offering, purchased 1,229,476 Common Shares of Hemcure, Inc. at a price of $0.01 per share, for a total investment of $12,295.

On June 7, 2007, in conjunction with the Merger, Hemcure, Inc. issued to the former shareholders of AuraSound, Inc. 11,505,305 shares of our common stock, $0.01 par value, in exchange for 100% of the issued and outstanding shares of capital stock of AuraSound, Inc. The value of our common stock on the date it was issued was $1.00 per share. The shares were issued in reliance on the exemption provided by Section 4(2) of the Securities Act of 1933, as amended. The common stock was issued without any form of general solicitation or general advertising and the offerees provided information to us verifying that they were accredited investors.

In conjunction with the Merger, on June 7, 2007, we completed the sale and issuance of 12,000,000 Investment Units at a price of $1.00 per unit. Each Investment Unit consisted of one share of our common stock and a warrant to purchase one share of our common stock at an exercise price of $1.50.

Indemnification of Directors and Executive Officers and Limitation of Liability

Hemcure, Inc. is a Nevada Corporation. The Nevada Revised Statutes and certain provisions of our Articles of Incorporation provide for indemnification of our officers, directors and controlling persons against liabilities which they may incur in such capacities. A summary of the circumstances in which indemnification is provided is discussed below, but this description is qualified in its entirety by reference to our Articles of Incorporation and to the statutory provisions.

Section 78.7502 of the Nevada Revised Statutes permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

(a) Is not liable pursuant to Nevada Revised Statute 78.138 (a breach of fiduciary duty involving intentional misconduct, fraud, or knowing violation of the law); or

(b) Acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

In addition, Section 78.7502 permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he:

(a) Is not liable pursuant to Nevada Revised Statute 78.138; or

(b) Acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter, the corporation is required to indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

Section 78.752 of the Nevada Revised Statutes allows a corporation to purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

Other financial arrangements made by the corporation pursuant to Section 78.752 may include the following:

•	the creation of a trust fund.

•	the establishment of a program of self-insurance.

•	the securing of its obligation of indemnification by granting a security interest or other lien on any assets of the corporation.

•	the establishment of a letter of credit, guaranty or surety.

No financial arrangement made pursuant to Section 78.752 may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

Any discretionary indemnification pursuant to NRS 78.7502, unless ordered by a court or advanced pursuant to an undertaking to repay the amount if it is determined by a court that the indemnified party is not entitled to be indemnified by the corporation, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

(a) By the stockholders;

(b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

(c) If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or

(d) If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

Article XI of our Articles of Incorporation requires us to indemnify all of our directors, officers, employees and agents to the fullest extent permitted by Nevada law as provided within NRS 78.7502 and NRS 78.751 or any other law then in effect or as it may hereafter be amended. Pursuant to our Articles of Incorporation, we must indemnify each present and future director, officer, employee or agent who becomes a party or is threatened to be made a party to any suit or proceeding, whether pending, completed or merely threatened, and whether said suit or proceeding is civil, criminal, administrative, investigative, or otherwise, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of we or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including, but not limited to, attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suite, proceeding or settlement, provided such person acted in good faith and in a manner which he reasonably believed to be in or not opposed to our best interest of and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The expenses of our directors, officers, employees or agents of incurred in defending a civil or criminal action, suit or proceeding may be paid by us as they are incurred and in advance of the final disposition of the action if the director, officer, employee or agent undertakes to repay the expenses to us if it is ultimately determined by a court, after exhaustion of all appeals, that he is not entitled to be indemnified. No indemnification shall be provided and any advancement of expenses to or on behalf of any director, officer, employee or agent must be returned to us if a final adjudication establishes that the person’s acts or omissions involved a breach of any fiduciary duties and, if applicable, intentional misconduct, fraud or knowing violation of the law which was material to the cause of action.

Neither Hemcure nor AuraSound has any indemnification agreements with any of their respective directors and executive officers, although either may do so in the future.

A stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions. At present, there is no pending litigation or proceeding involving any of our directors, officers or employees regarding which indemnification by us is sought, norare we aware of any threatened litigation that may result in claims for indemnification.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

Please refer to the information included in Item 2.01 above.

ITEM 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

As a result of the Merger, our certifying accountant changed. Please refer to the information included in Item 2.01 above.

ITEM 5.01 CHANGES IN CONTROL OF THE REGISTRANT

As a result of the Merger, control of our company changed. Please refer to the information included in Item 2.01 above.

ITEM 5.02 APPOINTMENT OF PRINCIPAL OFFICERS

As a result of the Merger, our sole director, Bartley J. Loethen, appointed new officers effective June 7, 2007 and appointed director designees to take office upon the Company’s compliance with Rule 14f-1 under the Exchange Act.. Please refer to the information included in Item 2.01 above.

ITEM 5.06 CHANGE IN SHELL COMPANY STATUS

As a result of the Merger, we ceased to be a shell company as defined in Rule 12b-2 of the United States Securities Exchange Act of 1934, as amended. Please refer to Item 2.01 above for a detailed description of the Merger and our business following the consummation of the Merger.

ITEM 8.01 OTHER MATTERS

Subject to compliance with applicable federal securities laws, as soon as practicable following the Company will change its name to “AuraSound, Inc.” and procure a new trading symbol which bears a closer resemblance to our new name. We will also change our address and telephone number to 11839 East Smith Avenue, Santa Fe Springs, California 90670, (562) 447-1780.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

The following financial statements are filed with this Current Report:

(a) Audited financial statements of AuraSound, Inc. for the fiscal years ended March 31, 2006 and March 31, 2005.

(b) Unaudited Interim financial statements of AuraSound, Inc. for the eleven month periods ended February 28, 2007 and February 28, 2006.

(c) The registrant’s unaudited pro forma combined financial statements as of February 28, 2007.

(d) The following exhibits are filed with this Current Report:

Exhibit Index

Exhibit No.	Description

2
Amended and Restated Agreement and Plan of Share Exchange dated June 7, 2007 among AuraSound, Inc. and the shareholders of AuraSound, Inc. on the one hand, and Hemcure, Inc., Bartly J. Loethen and Synergy Business Consulting LLC, on the other hand.

3.1	Amended and Restated Articles of Incorporation of Hemcure, Inc.(1)
3.2	Bylaws of Hemcure, Inc.*
10.1	Lock-up Agreement dated June 7, 2007 executed by Arthur Liu*
10.2	Form of Subscription Agreement for Unit Offering*
10.3	Form of Warrant to Purchase Common Stock received by investors in Unit Offering*
16	Letter re: change in certifying accountant*
* Filed herewith.
(1) Incorporated by reference from the registrant’s Annual Report on Form 10-KSB for the period ended June 30, 2000 filed with the Securities and Exchange Commission on July 6, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 13, 2007

AURASOUND, INC.

By:	/s/ Arthur Liu
Arthur Liu, Chief Executive Officer

AURA SOUND, Inc

FINANCIAL STATEMENTS

As of February 28, 2007 and For the Eleven Months Ended
February 28, 2007 and 2006

AURASOUND, INC.
BALANCE SHEET
February 28, 2007
(Unaudited)

ASSETS

Current Assets
Cash and cash equivalents	$19,952
Accounts receivable, net	305,335
Inventories	178,656
Advances to vendors	2,177,509
Total Assets	$2,681,452

LIABILITIES AND STOCKHOLDER'S DEFICIT

Current Liabilities
Accounts payable	$477,173
Accrued expenses	713,677
Notes payable	2,638,000
Other current liabilities	200,000
Note payable - related party	8,000
Total Current Liabilities	4,036,850

Note payable-related party	3,414,905

Total Liabilities	7,451,755

Stockholder's Deficit
Common stock, $0.001 par value, authorized shares
100,000,000; issued and outstanding 12,652,076	12,652
Paid-in capital	23,349
Accumulated deficit	(4,806,304)
Total Stockholder's deficit	(4,770,303)

Total Liabilities and Stockholder's Deficit	$2,681,452

The accompanying notes are an integral part of these unaudited financial statements

AURASOUND, INC.
STATEMENTS OF OPERATIONS
FOR THE ELEVEN MONTH PERIODS ENDED FEBRUARY 28, 2007 AND 2006
(Unaudited)

	2007	2006
Net Revenue	$2,178,471	$1,238,129

Cost of sales	1,650,964	989,658

Gross profit	527,507	248,471

Operating expenses
Research & development	785,851	372,481
General and administrative expenses	1,028,191	353,745
Total operating expenses	1,814,042	726,226

Loss from operations	(1,286,535)	(477,755)

Other Expense
Interest expense	286,031	155,687
Other expenses	256,863	224,019
Total Other Expense	542,894	379,706

Net Loss	$(1,829,429)	$(857,461)

Basic & diluted net loss per share	$(0.25)	$(0.08)

Weighted average shares of share capital outstanding
- basic & diluted	7,318,799	10,647,071

Weighted average of dilutive securities has not been taken since the effect of dilutive securities is anti dilutive

The accompanying notes are an integral part of these unaudited financial statements

AURASOUND, INC.
STATEMENTS OF CASH FLOWS
FOR THE ELEVEN MONTH PERIODS ENDED FEBRUARY 28, 2007 AND 2006
(Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES	2007	2006
Net loss	$(1,829,429)	$(857,461)
Adjustments to reconcile loss to net cash
used in operating activities:
Stock issued as compensation	36,000	-
(Increase) / decrease in assets:
Accounts receivable	7,712	(16,927)
Inventories	(33,709)	(163,281)
Advance to vendors	(2,177,509)	10,000
Increase / (decrease) in liabilities:
Accounts payable	(222,063)	522,994
Accrued expenses	651,690	461,671
Other liabilities	200,000	-
Advance from customer	-	60,000

Net cash used in operations	(3,367,308)	16,996

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds on note	2,638,000	-
Proceeds on loan from a related party	745,864	12,253

Net cash provided by financing activities	3,383,864	12,253

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	16,556	29,249

CASH AND CASH EQUIVALENTS, BEGINNING BALANCE	3,396	3,076

CASH AND CASH EQUIVALENTS, ENDING BALANCE	$19,952	$32,325

SUPPLEMENTAL DISCLOSURES:

Cash paid during the year for:
Interest paid	$-	$-
Income tax paid	$-	$-

The accompanying notes are an integral part of these unaudited financial statements

NOTE 1 - ORGANIZATION AND OPERATIONS

General

Algo Sound, Inc., dba, Aura Sound, ("Aura" or the "Company") a California corporation, was founded on July 28, 1999 to engage in the development, commercialization, and sales of products, systems, and components, using its patented and proprietary electromagnetic technology.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

Unaudited Interim Financial Information

The accompanying unaudited financial statements have been prepared by the Company in conformity with generally accepted accounting principles for interim financial reporting. The information furnished herein reflects all adjustments (consisting of normal recurring accruals and adjustments) which are, in the opinion of management, necessary to fairly present the operating results for the respective periods. Certain information and footnote disclosures normally present in annual financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been omitted pursuant to such rules and regulations. These financial statements should be read in conjunction with the audited financial statements and footnotes included in the Company’s Annual Report. The results of the eleven month period ended February 28, 2007 are not necessarily indicative of the results to be expected for the full years ending March 31, 2007.

Use Of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the combined financial statements and disclosures made in the accompanying notes. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents include cash in hand and cash in time deposits, certificates of depoaits and all highly liquid debt instruments with original maturity of three months or less. .

Accounts Receivable

The company maintains an allowance for uncollectible accounts receivable to estimate the risk of extending credit to customers and distributors. The allowance is estimated based on the customer or distributor's compliance with our credit terms, the financial condition of the customer or distributor and collection history where applicable. Additional allowances could be required if the financial condition of our customers or distributors were to be impaired beyond our estimates. As of February 28, 2007 and 2006, the allowance for doubtful debts amounted to $143,293 and $10,216, respectively

Inventories

Inventories are valued at the lower of cost (first-in, first-out) or market.

Property, Plant, and Equipment

Property, plant, and equipment, including leasehold improvements, are recorded at cost, less accumulated depreciation and amortization. Depreciation is provided using the straight-line method over the estimated useful lives of the respective assets as follows:

Buildings	40 years
Machinery and equipment	5 to 10 years
Furniture and fixtures	7 years

Improvements to leased property are amortized over the lesser of the life of the lease or the life of the improvements. Amortization expense on assets acquired under capital leases is included with depreciation and amortization expense on owned assets. The Company did not have any property, plant and equipment as of February 2007 and 2006, as the Company utilizes the facility owned by a related party.

Maintenance and minor replacements are charged to expense as incurred. Gains and losses on disposals are included in the results of operations.

Revenue Recognition

The Company’s revenue recognition policies are in compliance with Staff accounting bulletin (SAB) 104. Sales revenue is recognized at the date of shipment to customers when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectibility is reasonably assured.

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. Our management and legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material would be disclosed.

Loss contingencies considered to be remote by management are generally not disclosed unless they involve guarantees, in which case the guarantee would be disclosed

Basic and diluted net loss per share

In accordance with SFAS No. 128, “Earnings Per Share,” the basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding. Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period. At February 28, 2007 and 2006, the Company had no potential dilutive securities outstanding (See Note 5).

Stock-based compensation

Effective January 1, 2006, the Company adopted Statement No. 123R, Share-Based Payment (SFAS 123R), which requires companies to measure and recognize compensation expense for all stock-based payments at fair value. SFAS 123R is being applied on the modified prospective basis. Prior to the adoption of SFAS 123R, the Company accounted for its stock-based compensation plans under the recognition and measurement principles of Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations, and accordingly, recognized no compensation expense related to the stock-based plans. Under the modified prospective approach, SFAS 123R applies to new awards and to awards that were outstanding on January 1, 2006 that are subsequently modified, repurchased or cancelled.

In compliance with FAS No. 148, for the fiscal year 2005, the Company elected to continue to follow the intrinsic value method in accounting for its stock-based employee compensation plan as defined by APB No. 25.

The Company did not grant any options during the eleven month periods ended February 28, 2007 and 2006. At February 28, 2007 and 2006, there were no options outstanding; therefore the pro forma disclosure to be presented in accordance with SFAS No. 123 is not applicable.

New Accounting Pronouncements

In September 2006, FASB issued SFAS 158 ‘Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans—an amendment of FASB Statements No. 87, 88, 106, and 132(R)’ This Statement improves financial reporting by requiring an employer to recognize the over funded or under funded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. This Statement also improves financial reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. An employer with publicly traded equity securities is required to initially recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after December 15, 2006. An employer without publicly traded equity securities is required to recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after June 15, 2007. However, an employer without publicly traded equity securities is required to disclose the following information in the notes to financial statements for a fiscal year ending after December 15, 2006, but before June 16, 2007, unless it has applied the recognition provisions of this Statement in preparing those financial statements:

* A brief description of the provisions of this Statement
* The date that adoption is required
* The date the employer plans to adopt the recognition provisions of this Statement, if earlier.
* The requirement to measure plan assets and benefit obligations as of the date of the employer’s fiscal year-end statement of financial position is effective for fiscal years ending after December 15, 2008. The management is currently evaluating the effect of this pronouncement on financial statements.

In February 2007, FASB issued FASB Statement No. 159, The Fair Value Option for Financial Assets and Financial Liabilities. FASB 159 is effective for fiscal years beginning after November 15, 2007. Early adoption is permitted subject to specific requirements outlined in the new Statement. Therefore, calendar-year companies may be able to adopt FASB 159 for their first quarter 2007 financial statements.

The new Statement allows entities to choose, at specified election dates, to measure eligible financial assets and liabilities at fair value that are not otherwise required to be measured at fair value. If a company elects the fair value option for an eligible item, changes in that item's fair value in subsequent reporting periods must be recognized in current earnings. FASB 159 also establishes presentation and disclosure requirements designed to draw comparison between entities that elect different measurement attributes for similar assets and liabilities. The management is currently evaluating the effect of this pronouncement on financial statements.

In March 2007, the Emerging Issues Task Force (“EITF”) reached a consensus on issue number 06-10, “Accounting for Deferred Compensation and Postretirement Benefit Aspects of Collateral Assignment Split-Dollar Life Insurance Arrangements,” (“EITF 06-10”). EITF 06-10 provides guidance to help companies determine whether a liability for the postretirement benefit associated with a collateral assignment split-dollar life insurance arrangement should be recorded in accordance with either SFAS No. 106, “Employers’ Accounting for Postretirement Benefits Other Than Pensions” (if, in substance, a postretirement benefit plan exists), or Accounting Principles Board Opinion No. 12 (if the arrangement is, in substance, an individual deferred compensation contract). EITF 06-10 also provides guidance on how a company should recognize and measure the asset in a collateral assignment split-dollar life insurance contract. EITF 06-10 is effective for fiscal years beginning after December 15, 2007 (Novell’s fiscal 2008), though early adoption is permitted. The management is currently evaluating the effect of this pronouncement on financial statements.

NOTE 2 - INVENTORIES

Inventories at February 28, 2007 and 2006 consisted of the following:

2007

Raw materials	$23,023
Finished goods	155,633

Total	$178,656

NOTE 3- ADVANCE TO VENDORS

The Company’s primary vendor is located in Guangdong China. During the eleven months ended February 28, 2007 and 2006, the Company participated in various transactions with the vendor including: receipt of commissions on certain third party purchases from the vendor; purchasing and consigning to the vendor certain parts and supplies not available in China; trade account purchases; and, advance payments on certain manufactured products. Advances to vendors amounted to $2,177,509 as of February 28, 2007.

NOTE 4- NOTES PAYABLE-RELATED PARTY

Note payable of $8,000 as of February 28, 2007 and $38,000 as of February 28, 2006 consists of a payable to the sole shareholder of the Company. The note bears interest at 8%, is unsecured & due on March 31, 2009. Interest expense for the eleven month periods ended February 28, 2007 and 2006 was $2,653 and $507, respectively.

The Long term note payable at February 28, 2007 and 2006 consists of various notes to an entity under common ownership bearing interest at 8% per annum, with principal and interest due on March 31, 2009. The Company accrued interest of $253,882 and $155,180 during the eleven month periods ended February 28, 2007 and 2006, respectively.

NOTE 5- NOTES PAYABLE

During the eleven months ended February 28, 2007, the Company raised notes payables of $688,000 payable to certain investors. The notes are secured against the assets of the Company pursuant to a security agreement. All the notes bear interest at the rate of 9% per annum with the principal and interest due on demand. The Company accrued interest of $37,811 on these notes during the eleven month period ended February 28, 2007. During the period January 2007 through February 2007, the Company raised bridge financing from four lendors totaling $1,950,000. These notes bear interest at 12% and are due at various dates in 2007. In conjunction with these notes, the Company agreed to cause the merger agreement with a Public Company to include a covenant of the Public Company that it will issue to the Lender at the closing of the Merger a common stock purchase warrant in the form and substance reasonably acceptable to the Lender and the Company. The warrants shall be issued five-year warrants to purchase 2,450,000 common shares at $1.00. The Company accrued interest of $28,548 during the period ended February 28, 2007.

NOTE 6- STOCKHOLDERS' EQUITY

Common Stock

At December 31, 2005, the Company had 1,000 shares of $0.001 par value common stock authorized, issued and outstanding. In November 2006, the Company increased the total authorized shares to 100,000,000. In that connection,, the Board of Directors authorized the cancellation of prior certificates held by the Founder and the issuance of 10,647,071 replacement shares at par value, effectuating a forward split of 1:10,647. All per share data including earnings per share has been retroactively restated to reflect the effect of issuance of replacement shares. In November 2006, the Company issued to certain consultants 2,005,005 shares of common stock as full compensation for their services. The fair value of the services rendered was $36,000.

NOTE 7- GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the financial statements, during the eleven month periods ended February 28, 2007 and 2006, the Company incurred losses of $1,792,429 and $857,461, respectively. The Company had an accumulated deficit of $4,806,304 as of February 28, 2007. If the Company is unable to generate profits and unable to continue to obtain financing for its working capital requirements, it may have to curtail its business sharply or cease business altogether.

The financial statements do not include any adjustments relating to the recoverability and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company's continuation as a going concern is dependent upon its ability to generate sufficient cash flow to meet its obligations on a timely basis, to retain its current financing, to obtain additional financing, and ultimately to attain profitability.

The Company is in the process of completing a reverse merger into a public entity. The Company anticipates finalizing this transaction on June 7, 2007, and expects to raise in excess of $12 million which will be used to repay certain bridge financing and to fund the Company’s working capital needs. The Company believes this will be sufficient to allow the Company to execute its business plan and begin to generate sufficient positive cash flow to fund its ongoing operations.

NOTE 8- RELATED PARTY

During each of the eleven month periods ended February 28, 2007 and 2006, the company paid $44,000 as compensation to an employee related to the sole shareholder of the company.

Also, the company accrued $220,000, as management fee, for each of the two eleven month periods ended February 28, 2007 and 2006 to an entity under common ownership for the services provided by them. The Company also accrued $45,641 and $44,706 during the eleven month periods ended February 28, 2007 and 2006 to the same entity for rent as they shared the office space with the related entity. The rent allocation is 40% of the rent payable by the related entity to its landlord, which has the following rent commitment:

Years ended
December 31, 2007	$130,418
December 31, 2008	$77,392

The lease will expire on July 31, 2008.

NOTE 9- SUBSEQUENT EVENTS

On April 2, 2007, we entered into a bridge loan agreement whereby we borrowed $500,000 from one lender as a short-term bridge loan. Bridge loans totaling $2,450,000 plus accrued interest were repaid on June 7, 2007.

On June 7, 2007, the Company completed its merger with Hemcure, Inc. whereby all issued and outstanding shares of the Company prior to the merger were acquired in a stock for stock exchange and the Company became a wholly-owned subsidiary of Hemcure, Inc. Concurrently therewith, the Company completed the initial closing on a $12 million securities offering.

ALGO SOUND, INC. dba AURA SOUND

FINANCIAL STATEMENTS

YEARS ENDED MARCH 31, 2006 & 2005

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Algo Sound, Inc.

We have audited the accompanying balance sheets of Algo Sound, Inc. (a California corporation) as of March 31, 2006 and March 31, 2005, and related statements of operations, stockholder’s deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Algo Sound, Inc. as of March 31, 2006 and 2005, and the related statements of operations, stockholder’s deficit, and cash flows for the years ended March 31, 2006 and 2005 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. During the year ended March 31, 2006 and 2005, the Company incurred net losses of $942,940 and $990,824, respectively. In addition, the Company had negative cash flow in operating activities amounting $37,680 and $26,188, respectively in the years ended March 31, 2006 and 2005. These factors, among others, as discussed in Note 7 to the consolidated financial statements, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 7. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Kabani & Company, Inc.
Certified Public Accountants

Los Angeles, California
August 29, 2006

ALGO SOUND, INC. DBA AURA SOUND
BALANCE SHEETS
MARCH 31, 2006 AND 2005

ASSETS
	2006	2005
Current Assets
Cash and cash equivalents	$3,396	$3,076
Accounts receivable, net	313,047	166,617
Inventories	144,947	70,916

Total Assets	$461,390	$240,609

LIABILITIES AND STOCKHOLDER'S DEFICIT

Current Liabilities
Accounts payable	$699,236	$200,068
Accrued expenses	61,584	43,938
Total Current Liabilities	760,820	244,006

Note payable-related party	2,677,442	2,030,535

Total Liabilities	3,438,262	2,274,541

Stockholder's Deficit
Common stock, $0.001 par value, 1,000 shares	1	1
authorized, issued and outstanding
Accumulated deficit	(2,976,873)	(2,033,933)
Total Stockholder's deficit	(2,976,872)	(2,033,932)

Total Liabilities and Stockholder's Deficit	$461,390	$240,609

The accompanying notes are an integral part of these financial statements.

ALGO SOUND, INC. DBA AURA SOUND
ALGO SOUND, INC. DBA AURA SOUND
STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED MARCH 31, 2006 AND 2005

	2006	2005
Net Revenue	$1,680,813	$1,331,889

Cost of sales	1,250,265	943,081

Gross profit	430,548	388,808

Operating expenses
Research & development	451,534	394,877
General and administrative expenses	485,314	618,048
Total operating expenses	936,848	1,012,925

Loss from operations	(506,300)	(624,117)

Other Expense
Other income
Interest expense	191,620	150,976
Other expenses	245,020	215,731

Total Other Expense	436,640	366,707

Net Loss	$(942,940)	$(990,824)

Basic & diluted net income (loss) per share	$(942.94)	$(990.82)

Weighted average shares of share capital outstanding
- basic & diluted	1,000	1,000

Weighted average of dilutive securities has not been taken since the effect of dilutive securities is anti dilutive

The accompanying notes are an integral part of these financial statements

ALGO SOUND, INC. DBA AURA SOUND
STATEMENT OF STOCKHOLDER'S DEFICIT
FOR THE FISCAL YEARS ENDED MARCH 31, 2006 AND 2005

				Total
		Capital Stock	Accumulated	Stockholder's
	Shares	Amount	Deficit	Deficit
Balance April 1, 2005	1,000	$1	$(1,043,109)	$(1,043,108)

Net loss for the fiscal year ended March 31, 2005		-	(990,824)	(990,824)

Balance March 31, 2005	1,000	1	(2,033,933)	(2,033,932)

Net loss for the fiscal year ended March 31, 2006		-	(942,940)	(942,940)

Balance March 31, 2006	1,000	$1	$(2,976,873)	$(2,976,872)

The accompanying notes are an integral part of these financial statements

ALGO SOUND, INC. DBA AURA SOUND
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED MARCH 31, 2006 AND 2005

CASH FLOWS FROM OPERATING ACTIVITIES	2006	2005
Net loss	$(942,940)	$(990,824)

Adjustments to reconcile net loss to net cash
used in operating activities:
Bad debts	57,755	10,216
Expenses paid by note	608,907	1,068,852

(Increase) / decrease in assets:
Accounts receivable	(204,185)	(120,671)
Inventories	(74,031)	51,754
Increase / (decrease) in liabilities:
Accounts payable	499,168	(48,939)
Accrued expenses	17,646	3,424

Net cash used in operations	(37,680)	(26,188)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds on loan from a related party	38,000	-

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	320	(26,188)

CASH AND CASH EQUIVALENTS, BEGINNING BALANCE	3,076	29,264

CASH AND CASH EQUIVALENTS, ENDING BALANCE	$3,396	$3,076

SUPPLEMENTAL DISCLOSURES:

Cash paid during the year for:

Interest paid	$-	$-

Income tax paid	$-	$-

The accompanying notes are an integral part of these financial statements

NOTE 1 - ORGANIZATION AND OPERATIONS

General

Algo Sound, Inc., dba, Aura Sound, ("Aura" or the "Company") a California corporation, was founded on July 28, 1999 to engage in the development, commercialization, and sales of products, systems, and components, using its patented and proprietary electromagnetic technology.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

Use Of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the combined financial statements and disclosures made in the accompanying notes. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents include cash in hand and cash in time deposits, certificates of deposit and all highly liquid debt instruments with original maturities of three months or less.

Accounts Receivable

The company maintains an allowance for uncollectible accounts receivable to estimate the risk of extending credit to customers and distributors. The allowance is estimated based on the customer or distributor's compliance with our credit terms, the financial condition of the customer or distributor and collection history where applicable. Additional allowances could be required if the financial condition of our customers or distributors were to be impaired beyond our estimates. As of March 31, 2006 and 2005, the allowance for doubtful debts amounted to $67,971 and $10,216, respectively.

Inventories

Inventories are valued at the lower of cost (first-in, first-out) or market. Appropriate consideration is given to deterioration, obsolescence and other factors in evaluating net realizable value.

Property, Plant, and Equipment

Property, plant, and equipment, including leasehold improvements, are recorded at cost, less accumulated depreciation and amortization. Depreciation is provided using the straight-line method over the estimated useful lives of the respective assets as follows:

Buildings	40 years
Machinery and equipment	5 to 10 years

Furniture and fixtures	7 years

Improvements to leased property are amortized over the lesser of the life of the lease or the life of the improvements. Amortization expense on assets acquired under capital leases is included with depreciation and amortization expense on owned assets. The Company did not have any property, plant and equipment as of March 31, 2006 and 2005, as the Company utilizes the facility leased by a related party.

Maintenance and minor replacements are charged to expense as incurred. Gains and losses on disposals are included in the results of operations.

Valuation of Long-Lived Assets

Effective January 1, 2002, the Company adopted Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS 144”), which addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes SFAS No. 121, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of,” and the accounting and reporting provisions of APB Opinion No. 30, “Reporting the Results of Operations for a Disposal of a Segment of a Business.” The Company periodically evaluates the carrying value of long-lived assets to be held and used in accordance with SFAS 144. SFAS 144 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk are cash, accounts receivable and other receivables arising from our normal business activities. We place our cash in what we believe to be credit-worthy financial institutions. We have a diversified customer base. We control credit risk related to accounts receivable through credit approvals, credit limits and monitoring procedures. The Company routinely assesses the financial strength of its customers and, based upon factors surrounding the credit risk, establishes an allowance, if required, for uncollectible accounts and, as a consequence, believes that its accounts receivable credit risk exposure beyond such allowance is limited.

Revenue Recognition

The Company’s revenue recognition policies are in compliance with Staff accounting bulletin (SAB) 104. Sales revenue is recognized at the date of shipment to customers when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectibility is reasonably assured.

Comprehensive Income

The Company utilizes Statement of Financial Accounting Standards ("SFAS") No. 130, "Reporting Comprehensive Income." This statement establishes standards for reporting comprehensive income and its components in a financial statement. Comprehensive income as defined includes all changes in equity (net assets) during a period from non-owner sources. Examples of items to be included in comprehensive income, which are excluded from net income, include foreign currency translation adjustments and unrealized gains and losses on available-for-sale securities. Comprehensive income is not presented in the Company's financial statements since the Company did not have any of the items of comprehensive income in any period presented.

Advertising Expense

Advertising costs are charged to expense as incurred and were immaterial for the years ended March 31, 2006 and 2005.

Research and Development

Research and development costs are expensed as incurred.

Income Taxes

The Company utilizes SFAS No. 109, "Accounting for Income Taxes," which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The Company has significant income tax net operating losses; however, due to the uncertainty of the realizability of the related deferred tax asset, a reserve equal to the amount of deferred income taxes has been established at March 31, 2006 and 2005.

Fair Value of Financial Instruments

Statement of financial accounting standard No. 107, Disclosures about fair value of financial instruments, requires that the Company disclose estimated fair values of financial instruments. The carrying amounts reported in the statements of financial position for assets and liabilities qualifying as financial instruments are a reasonable estimate of fair value.

Segment Reporting

Statement of Financial Accounting Standards No. 131 (“SFAS 131”), “Disclosure About Segments of an Enterprise and Related Information” requires use of the “management approach” model for segment reporting. The management approach model is based on the way a company’s management organizes segments within the company for making operating decisions and assessing performance. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company. SFAS 131 has no effect on the Company’s financial statements as the Company consists of one reportable business segment as of March 31, 2006 and 2005.

Risks and Uncertainties

The Company is subject to substantial risks from, among other things, intense competition associated with the industry in general, other risks associated with financing, liquidity requirements, rapidly changing customer requirements, limited operating history and the volatility of public markets.

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. Our management and legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material would be disclosed. Loss contingencies considered to be remote by management are generally not disclosed unless they involve guarantees, in which case the guarantee would be disclosed

Basic and diluted net loss per share

In accordance with SFAS No. 128, “Earnings Per Share,” the basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding. Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period. At September 30, 2005 and 2004, the Company had no potential dilutive securities outstanding.

Stock-based compensation

SFAS No. 123, “Accounting for Stock-Based Compensation,” establishes and encourages the use of the fair value based method of accounting for stock-based compensation arrangements under which compensation cost is determined using the fair value of stock-based compensation determined as of the date of grant and is recognized over the periods in which the related services are rendered. The statement also permits companies to elect to continue using the current intrinsic value accounting method specified in Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees,” to account for stock-based compensation. The Company has elected to use the intrinsic value based method and has disclosed the pro forma effect of using the fair value based method to account for its stock-based compensation issued to employees. For options granted to employees where the exercise price is less than the fair value of the stock at the date of grant, the Company recognizes an expense in accordance with APB 25.

For non-employee stock based compensation the Company recognizes an expense in accordance with SFAS No. 123 and values the equity securities based on the fair value of the security on the date of grant or the value of services, whichever is more determinable. For stock-based awards the value is based on the market value for the stock on the date of grant and if the stock has restrictions as to transferability a discount is provided for lack of tradability. Stock option awards are valued using the Black-Scholes option-pricing model.

At March 31, 2006 and 2005, there were no options outstanding; therefore the pro forma disclosure to be presented in accordance with SFAS No. 123 is not applicable.

New Accounting Pronouncements

In December 2004, the FASB issued FASB Statement No. 123R, "Share-Based Payment, an Amendment of FASB Statement No. 123" ("FAS No. 123R"). FAS No. 123R requires companies to recognize in the statement of operations the grant- date fair value of stock options and other equity-based compensation issued to employees. FAS No. 123R is effective beginning in the Company's second quarter of fiscal 2006. The Company does not expect the adoption of FAS No. 123R to have a material impact on its financial position, results of operations or cash flows.

In May 2005, the FASB issued FASB Statement No. 154, "Accounting Changes and Error Corrections - a replacement of APB Opinion No. 20 and FASB Statement No. 3". This statement replaces APB Opinion No. 20, "Accounting Changes", and FASB Statement No. 3, "Reporting Accounting Changes in Interim Financial Statements", and changes the requirements for the accounting for and reporting of a change in accounting principle. This statement applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. This statement is effective for accounting changes and correction of errors made in fiscal years beginning after December 15, 2005. Management believes the adoption of this pronouncement will not have a material effect on our financial statements.

In June 2005, the FASB ratified the EITF consensus to amend EITF No. 96-16, "Investor's Accounting for an Investee When the Investor Has a Majority of the Voting Interest but the Minority Shareholders Have Certain Approval or Veto Rights". The EITF agreed to amend the Protective Rights section of this consensus, as well as Example of Exhibit 96-16A, to be consistent with the consensus reached in Issue No. 04-5, "Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or Similarly Entity When the Limited Partners Have Certain Rights." The provisions of this amendment should be applied prospectively to new investments and to investment agreements that are modified after June 29, 2005. Management believes the adoption of this pronouncement will not have a material effect on our financial statements.

In June 2005, the EITF reached consensus on Issue No. 05-6, Determining the Amortization Period for Leasehold Improvements ("EITF 05-6.") EITF 05-6 provides guidance on determining the amortization period for leasehold improvements acquired in a business combination or acquired subsequent to lease inception. The guidance in EITF 05-6 will be applied prospectively and is effective for periods beginning after June 29, 2005. EITF 05-6 is not expected to have a material effect on its financial position or results of operations.

In February 2006, FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments". SFAS No. 155 amends SFAS No 133, "Accounting for Derivative Instruments and Hedging Activities", and SFAF No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". SFAS No. 155, permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, clarifies which interest-only strips and principal-only strips are not subject to the requirements of SFAS No. 133, establishes a requirement to evaluate interest in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation, clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives, and amends SFAS No. 140 to eliminate the prohibition on the qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. This statement is effective for all financial instruments acquired or issued after the beginning of the Company's first fiscal year that begins after September 15, 2006. The Company has not evaluated the impact of this pronouncement its financial statements.

In March 2006 FASB issued SFAS 156 'Accounting for Servicing of Financial Assets' this Statement amends FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, with respect to the accounting for separately recognized servicing assets and servicing liabilities. This Statement:

1.	Requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract.
2.	Requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable.
3.	Permits an entity to choose 'Amortization method' or Fair value measurement method' for each class of separately recognized servicing assets and servicing liabilities.
4.
At its initial adoption, permits a one-time reclassification of available-for-sale securities to trading securities by entities with recognized servicing rights, without calling into question the treatment of other available-for-sale securities under Statement 115, provided that the available-for-sale securities are identified in some manner as offsetting the entity's exposure to changes in fair value of servicing assets or servicing liabilities that a servicer elects to subsequently measure at fair value.

5.
Requires separate presentation of servicing assets and servicing liabilities subsequently measured at fair value in the statement of financial position and additional disclosures for all separately recognized servicing assets and servicing liabilities. An entity should adopt this Statement as of the beginning of its first fiscal year that begins after September 15, 2006. Management believes that this statement will not have a significant impact on the financial statement.

In September 2006, FASB issued SFAS 157 ‘Fair Value Measurements’. This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this Statement does not require any new fair value measurements. However, for some entities, the application of this Statement will change current practice. This Statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The management is currently evaluating the effect of this pronouncement on financial statements.

In September 2006, FASB issued SFAS 158 ‘Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans—an amendment of FASB Statements No. 87, 88, 106, and 132(R)’ This Statement improves financial reporting by requiring an employer to recognize the over funded or under funded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. This Statement also improves financial reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. An employer with publicly traded equity securities is required to initially recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after December 15, 2006. An employer without publicly traded equity securities is required to recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after June 15, 2007. However, an employer without publicly traded equity securities is required to disclose the following information in the notes to financial statements for a fiscal year ending after December 15, 2006, but before June 16, 2007, unless it has applied the recognition provisions of this Statement in preparing those financial statements:

A brief description of the provisions of this Statement
* The date that adoption is required
* The date the employer plans to adopt the recognition provisions of this Statement, if earlier.
* The requirement to measure plan assets and benefit obligations as of the date of the employer’s fiscal year- end statement of financial position is effective for fiscal years ending after December 15, 2008. The management is currently evaluating the effect of this pronouncement on financial statements.

NOTE 3 - INVENTORIES

Inventories at March 31, 2006 and 2005 consisted of the following:

	2006	2005

Raw materials	$7,291	$4,740
Finished goods	137,656	66,176

Total	$144,947	$70,916

NOTE 4- NOTES PAYABLE -RELATED PARTY

Note payable of $38,000 as of March 31, 2006 consists of payable to the sole shareholder of the Company. The note bears interest at 8%, is unsecured & due on March 31, 2009. Interest expense for the year ended March 31, 2006 was $1,520.

Long term note payable at March 31, 2006 and 2005 consists of notes to an entity under common ownership bearing interest at 8% per annum, with principal and interest due on March 31, 2009. Interest expense for the years ended March 31, 2006 and 2005 amounted to $190,100 and $150,976, respectively.

NOTE 5- STOCKHOLDERS' EQUITY

Common Stock

At March 31, 2006 and 2005, the Company had 1,000 shares of par value $0.001 common stock authorized, issued and outstanding.

NOTE 6- INCOME TAXES

The Company has not incurred any income tax expense since inception. The actual tax benefit differs from the expected tax benefit computed by applying the United States corporate tax rate of 40% to loss before income taxes as follows for the years ended March 31, 2006 and 2005:

	2006	2005

Expected tax benefit	34.0%	34.0%
State income taxes, net of federal benefit	6.0	6.0
Changes in valuation allowance	(40.0)	(40.0)
Total	-%	-%

The following table summarizes the significant components of the Company's deferred tax asset at March 31, 2006, and 2005:

	2006	2005

Deferred tax asset:
Net operating loss carryforward	$8,191,060	$7,813,900
Valuation allowance	(8,191,060)	(7,813,900)
Net deferred tax asset	$--	$--

The Company recorded an allowance of 100% for its net operating loss carryforward due to the uncertainty of its realization.

A provision for income taxes has not been provided in these financial statements due to the net loss. At March 31, 2006, the Company had net operating loss carryforwards of approximately $20,477,000, which expire through March 31, 2021.

NOTE 7- GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the financial statements, during the years ended March 31, 2006 and 2005, the Company incurred losses of $942,940 and 990,824, respectively. The Company had an accumulated deficit of $2,976,873 as of March 31, 2006. If the Company is unable to generate profits and unable to continue to obtain financing for its working capital requirements, it may have to curtail its business sharply or cease business altogether.

The financial statements do not include any adjustments relating to the recoverability and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company's continuation as a going concern is dependent upon its ability to generate sufficient cash flow to meet its obligations on a timely basis, to retain its current financing, to obtain additional financing, and ultimately to attain profitability.

The Company is in the process of completing a reverse merger into a public entity. The Company anticipates finalizing this transaction prior to December 31, 2006, and expects to raise in excess of $10 million which will be used to fund the Company’s working capital needs. The Company believes this will be sufficient to allow the Company to execute its business plan and begin to generate sufficient cash flow to fund its ongoing operations.

NOTE 8- RELATED PARTY

During each of the years ended March 31, 2006 and 2005, the company paid $48,000 as compensation to an employee related to the sole shareholder of the company.

Also, the company accrued $240,000, as management fee, for each of the two years ended March 31, 2006 and 2005 to an entity under common ownership for the services provided by them. The Company also accrued $49,542 and $48,094 during the two years ended March 31, 2006 and 2005 to the same entity for rent as they shared the office space with the related entity. The rent allocation is 40% of the rent payable by the related entity to its landlord, which has the following rent commitment:

Year ended
March 31, 2007	$127,560
March 31, 2008	131,384
March 31, 2009	$44,224

The lease will expire on August 31, 2008.

NOTE 9- MAJOR CUSTOMERS AND MAJOR VENDORS

There was one major customer of the Company during the year ended March 31, 2006 which accounted for 47% of the sales. The receivable due from the Customer as of March 31, 2006 was $201,840. There was one major vendor of the Company during the year ended March 31, 2006 which accounted for 96% of the purchases of the Company. As of March 31, 2006, there was no payable due to the vendor.

There was one major customer of the Company during the year ended March 31, 2005 which accounted for 37% of the sales. There was no receivable due from the customer as of March 31, 2005. There was one major vendor of the Company during the year ended March 31, 2005 which accounted for 96% of the purchases of the Company. As of March 31, 2005, there was $959,561 payable due to the vendor